EXHIBIT 1

LOAN AGREEMENT

among

PRIMROSE SCHOOL FRANCHISING COMPANY

as Borrower

PRIMROSE HOLDINGS, INC.

and

SECURITY CAPITAL CORPORATION

as Corporate Guarantors

and

BANK ONE, N.A.

as Lender

April 5, 2002

TABLE OF CONTENTS

ARTICLE 1.	REVOLVING CREDIT LOANS
1.1	Revolving Credit Commitment
1.2	Conversion Options
1.3	Revolving Credit Note
1.4	Cancellation and Reduction of Revolving Credit Commitment
1.5	Use of Funds
1.6	Additional Provisions and Limitations Relating to Eurodollar Rate Loans

ARTICLE 2.	TERM LOAN
2.1	Term Loan Amount
2.2	Term Notes
2.3	Optional Repayments
2.4	Additional Provisions and Limitations Relating to Eurodollar Rate Portions

ARTICLE 3.	FEES, PAYMENTS, SETOFFS, SECURITY, DEFAULT RATE
3.1	Fees
3.2	Payments
3.3	Setoffs
3.4	Security
3.5	Default Rate

ARTICLE 4.	CONDITIONS OF BORROWING
4.1	Conditions Precedent to the Term Loan and the Initial Revolving Credit Loan
4.2	Conditions Precedent to Each of the Loans

ARTICLE 5.	REPRESENTATIONS AND WARRANTIES
5.1	Organization and Authority
5.2	Qualification
5.3	Investments; Guarantees; Liabilities
5.4	Tax Returns and Payments
5.5	Title to Properties; Liens
5.6	Litigation
5.7	Compliance with Law and Other Instruments
5.8	Financial Statements
5.9	Patents, Trademarks and Copyrights
5.10	No Margin Activity
5.11	ERISA
5.12	Adverse Contracts; Defaults
5.13	Environmental Laws
5.14	Disclosure
5.15	Insurance
5.16	Events of Default

ARTICLE 6.	AFFIRMATIVE COVENANTS
6.1	Bank Deposits
6.2	Financial Statements and Reports of the Borrower
6.3	Unaudited Financial Statements of the Borrower
6.4	Audited Financial Statements of Each Corporate Guarantor
6.5	Not Used
6.6	Inspection
6.7	Insurance
6.8	Payment of Taxes and Claims
6.9	Compliance with Laws
6.10	ERISA
6.11	Preservation of Corporate Existence
6.12	Maintenance of Tangible Assets
6.13	Notices of Certain Events
6.14	Records and Books of Account
6.15	Performance of Contracts
6.16	Notice of Material Litigation
6.17	Use of Proceeds
6.18	Ownership and Control of Borrower and Corporate Guarantors
6.19	Other Information
6.20	Post-Closing Delivery of Account Control Agreement

ARTICLE 7.	NEGATIVE COVENANTS
7.1	Indebtedness
7.2	Liens and Other Encumbrances
7.3	Guaranties and Other Contingent Liabilities
7.4	Fundamental Changes
7.5	Creation of Subsidiaries
7.6	Loans or Advances
7.7	Investments
7.8	Sale and Leaseback
7.9	Disposition of Assets
7.10	Transactions with Affiliates
7.11	Annual Lease Payments
7.12	Sale of Accounts
7.13	Capital Expenditures
7.14	Debt Coverage Ratio
7.15	Ratio of Funded Indebtedness to EBITDA
7.16	Management Fees
7.17	Dividends and Payments
7.18	Prohibition of Change in Fiscal Year
7.19	Amendment to Other Documents

ARTICLE 8.	EVENTS OF DEFAULT
8.1	Event of Default
8.2	Consequences of Event of Default

ARTICLE 9.	MISCELLANEOUS
9.1	Notices
9.2	Term of Agreement; Termination; Successors and Assigns
9.3	No Implied Rights or Waivers
9.4	Applicable Law
9.5	Modifications, Amendments or Waivers
9.6	Counterparts
9.7	Headings
9.8	Expenses
9.9	Accounting Terms
9.10	Severability
9.11	Waiver of Jury Trial; Consent to Venue
9.12	Entire Agreement
9.13	Certificates, Etc.

ARTICLE 10.	DEFINITIONS

Signatures

EXHIBITS:

Exhibit A	Revolving Credit Note
Exhibit B-1	Tranche A Term Note
Exhibit B-2	Tranche B Term Note
Exhibit C	Borrower Security Agreement
Exhibit D	Guarantor Security Agreement
Exhibit E	Stock Pledge Agreement
Exhibit F	Corporate Guaranty
Exhibit G	Individual Guaranty
Exhibit H-1	Account Control Agreement
Exhibit H-2	Investment Property Security Agreement
Exhibit I	Opinion of Borrower’s and Guarantors’ Counsel
Exhibit J	Definitions

SCHEDULES:

Schedule 5.1	Affiliates, Directors and Officers
Schedule 5.9	Patents, Trademarks and Copyrights
Schedule 7.1	Certain Leases
Schedule 7.10	Transactions with Affiliates

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is made and entered into in Columbus, Ohio effective as of April 5, 2002, by and among PRIMROSE SCHOOL FRANCHISING COMPANY, a Georgia corporation, as borrower (the “Borrower”), PRIMROSE HOLDINGS, INC., a Delaware corporation and the sole stockholder of the Borrower, as a guarantor (“PHI”), SECURITY CAPITAL CORPORATION, a Delaware corporation and the controlling stockholder of PHI, as a guarantor (“SCC” and, together with PHI, the “Corporate Guarantors”), and BANK ONE, N.A., a national banking association with its principal offices located in Columbus, Ohio, as lender (the “Lender”), as follows:

WHEREAS, the Borrower, the Corporate Guarantors and the Lender are entering into this Agreement to set forth the terms and conditions pursuant to which (a) the Lender will provide a revolving line of credit of up to $1,000,000 to the Borrower (the “Revolving Line of Credit”) and (b) the Lender will make a term loan in the original principal amount of $7,200,000 to the Borrower (the “Term Loan”); and

WHEREAS, the Borrower, the Corporate Guarantors and the Lender desire to establish the security for and the conditions under which each of the above-described Revolving Line of Credit and Term Loan will be established.

NOW THEREFORE, the Borrower, the Corporate Guarantors and the Lender hereby agree as hereinafter set forth.

ARTICLE 1.  REVOLVING CREDIT LOANS

1.1          Revolving Credit Commitment.  The Lender hereby agrees on the terms and conditions of this Agreement to lend to the Borrower the maximum sum of One Million Dollars ($1,000,000) (the “Revolving Credit Commitment”).  The Revolving Credit Commitment shall be available to the Borrower, subject to the limitations herein, in whole or part and from time to time until September 30, 2003, and any amounts borrowed may be repaid in whole or in part and reborrowed until such date.  Each borrowing under the Revolving Credit Commitment shall be made in accordance with the provisions of this Section 1.1, and shall be subject to the conditions of Article 4 hereof, and shall be in the initial principal amount of $100,000 or any integral multiple of $100,000 (a “Revolving Credit Loan”).

Each Revolving Credit Loan to be made in accordance with the provisions of this Section 1.1 shall, at the election of the Borrower, be made either in the form of (i) a Variable Rate Loan (individually, a “Variable Rate Loan” and, collectively, the “Variable Rate Loans”) or (ii) a Eurodollar Rate Loan (individually, a “Eurodollar Rate Loan” and, collectively, the “Eurodollar Rate Loans”); provided, however, that the Borrower shall not be permitted to have outstanding at any time more than a total of eight (8) Eurodollar Rate Loans and Eurodollar Rate Portions of the Tranche A Term Loan, except as otherwise permitted by the Lender in its sole discretion.  The aggregate unpaid principal amount of the Variable Rate Loans and the Eurodollar Rate Loans at any one time outstanding shall not exceed the Revolving Credit Commitment.

Each Revolving Credit Loan shall be made pursuant to the request of the Borrower to the Lender, which request for a Revolving Credit Loan shall specify (i) the total amount of such Revolving Credit Loan; (ii) the borrowing date (the “Borrowing Date”), which shall be a Business Day in the case of a Variable Rate Loan and a Eurodollar Banking Day in the case of a Eurodollar Rate Loan; and (iii) whether the Revolving Credit Loan is to be a Variable Rate Loan or a Eurodollar Rate Loan (and in the case of a Eurodollar Rate Loan, the length of the Interest Period).  Requests for Variable Rate Loans may be made on the applicable Borrowing Date.  Requests for Eurodollar Rate Loans shall be made at least two (2) Eurodollar Banking Days prior to the applicable Borrowing Date.

In the case of a request for a Eurodollar Rate Loan, the Lender shall, not later than 11:00 a.m., Columbus, Ohio time one (1) Eurodollar Banking Day prior to the Borrowing Date, give notice to the Borrower of the Adjusted Eurodollar Rate (including information as to the calculation thereof) applicable for the period requested by the Borrower.  The Borrower shall, not later than 3:00 p.m., Columbus, Ohio time one (1) Eurodollar Banking Day prior to the Borrowing Date, give notice by telephone confirmed in writing to the Lender whether the Borrower wishes (i) to complete such borrowing in the form of a Eurodollar Rate Loan; (ii) to complete such borrowing as a Variable Rate Loan; or (iii) to cancel its request for a Revolving Credit Loan.  Failure by the Borrower to timely deliver such notice shall constitute cancellation of such request.

1.2          Conversion Options.  The Borrower may elect from time to time to convert $100,000 or any amount in excess thereof in any integral multiple of $100,000 of the Variable Rate Loans then outstanding to Eurodollar Rate Loans by giving the Lender irrevocable telephone notice of such election as provided in this Section 1.2.  Each Eurodollar Rate Loan shall automatically convert to a Variable Rate Loan upon its maturity unless the Borrower elects to continue such Loan as a Eurodollar Rate Loan by giving the Lender irrevocable telephone notice of such election as provided in this Section 1.2.  Any such notice pursuant to this Section 1.2 shall be received by the Lender at least two (2) Eurodollar Banking Days prior to the proposed conversion date, which shall be a Eurodollar Banking Day, and shall specify (i) the conversion date and (ii) the length of the Interest Period.  If no Event of Default then exists, such conversion shall be made on the requested conversion date.

1.3          Revolving Credit Note.  The Revolving Credit Commitment shall be evidenced by a master promissory note (the “Revolving Credit Note”) of the Borrower executed by a duly authorized officer thereof, which shall be in the form of Exhibit A attached hereto.  Each Revolving Credit Loan made by the Lender and each payment made on account of principal on the Revolving Credit Note shall be recorded by the Lender; provided, however, that the failure of the Lender to make such notation shall not limit or otherwise affect the obligations of the Borrower under the Revolving Credit Note or this Agreement.  The Revolving Credit Note shall include the following terms:

(a)           Term.  The Revolving Credit Note shall be dated as of the date of this Agreement and shall be due and payable in full on or before September 30, 2003.

(b)           Interest Rate on Variable Rate Loans.  From its date, each Variable Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a

Business Year) on the unpaid principal balance at a fluctuating rate per annum equal to the Prime Rate plus the Applicable Margin (as determined in accordance with Section 1.3(d), below).  Any change in the interest rate due to a change in the Prime Rate shall be effective immediately upon and after the date of each such change in the Prime Rate.

Interest on the Variable Rate Loans shall be payable quarterly on the fifteenth day of the last calendar month in each calendar quarter (each, an “Interest Payment Date”), commencing on July 15, 2002.

(c)           Interest Rate on Eurodollar Rate Loans.  From its date, each Eurodollar Rate Loan shall bear interest during the period from the date thereof until and including the maturity date thereof at a rate per annum equal to the Adjusted Eurodollar Rate plus the Applicable Margin.  The Borrower shall be obligated to pay with respect to each Eurodollar Rate Loan such additional amounts as shall be determined pursuant to Section 1.6 hereof.

Interest on each Eurodollar Rate Loan shall be payable on the expiration of the applicable Interest Period.  Interest on all Eurodollar Rate Loans shall be calculated on the basis of the actual number of days elapsed over a Business Year.

(d)           Applicable Margin.

(i)            The Applicable Margin for Eurodollar Rate Loans shall be 3.00%;

(ii)           The Applicable Margin for Eurodollar Rate Portions of the Tranche A Term Note shall be 1.00%;

(iii)          The Applicable Margin for purposes of the Variable Term Rate applicable to the Tranche B Term Loan shall be 2.00%;

(iv)          The Applicable Margin for purposes of the Variable Term Rate applicable to the Variable Rate Portion of the Tranche A Term Loan shall be 0.00%; and

(v)           The Applicable Margin for Variable Rate Loans shall be 0.50%.

(e)           Optional Repayments.  Outstanding Revolving Credit Loans may be repaid in whole or in part at any time, without premium or penalty, in principal amounts not less than the minimum Revolving Credit Loan for any borrowing under Section 1.1, or any larger amount permitted thereunder, by tender of payment and delivery of written, telegraphic or oral notice of payment to the Lender not later than 1:30 p.m., Columbus, Ohio time, on the Business Day on which such repayment is to be made.  Payments received after 1:30 p.m. shall be deemed tendered on the following Business Day.  Interest accrued to the date of payment shall be due and payable on the next following Interest Payment Date unless the Revolving Credit Note is paid in full, in which event, accrued interest shall become due and payable on the payment date.

1.4          Cancellation and Reduction of Revolving Credit Commitment.  The Borrower shall be entitled to permanently reduce or cancel the Revolving Credit Commitment from time to time upon ten (10) days’ prior written notice to the Lender.  In the event of cancellation of the Revolving Credit Commitment, the principal amount of the Revolving Credit Note shall be paid in full, together with all accrued interest thereon, any unpaid Commitment Fee accrued to the date of cancellation, and all other amounts owing to the Lender by the Borrower hereunder with respect to any Revolving Credit Loans.  In the event of the permanent reduction of the Revolving Credit Commitment to a level which is less than the then outstanding principal amount of the Revolving Credit Note, the Revolving Credit Note shall be prepaid at the time of such reduction in an amount equal to the then excess of the unpaid balance of the Revolving Credit Note over the Revolving Credit Commitment as so reduced.  Accrued interest on the principal amount of the Revolving Credit Note repaid shall be included in the interest due and payable on the next Interest Payment Date.

1.5          Use of Funds.  Revolving Credit Loans shall be used for the working capital loan requirements of the Borrower and may be used to repay in full the CIBC Loan.

1.6          Additional Provisions and Limitations Relating to Eurodollar Rate Loans.  The additional provisions and limitations set forth below shall apply with respect to Eurodollar Rate Loans:

(a)           In the event the Lender shall incur any loss, cost or reasonable expense (including, without limitation, any loss, cost or reasonable expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired or contracted to be acquired by the Lender to fund or maintain or the relending or reinvesting of such deposits or other funds or amounts paid or prepaid to the Lender) as a result (i) of any payment or prepayment of a Eurodollar Rate Loan on a date other than the last day of the then applicable Interest Period for such Eurodollar Rate Loan for any reason, or (ii) any failure by the Borrower to borrow funds as a Eurodollar Rate Loan after they have given a notice of election with respect thereto for any reason, whether before or after default, and whether or not such payment is required by any provisions of this Agreement; then, within three (3) days after receipt of the written demand of the Lender, the Borrower shall pay to the Lender such amount as will reimburse the Lender for such loss, cost or expense.  If the Lender requests such a reimbursement, it shall provide to the Borrower at the time of demand a certificate setting forth the computation of the loss, cost or expense giving rise to the request for reimbursement in reasonable detail and such certificate shall be conclusive if reasonably determined, absent manifest error.

(b)           If the Lender shall, in good faith, determine that it is unable to reasonably ascertain the Eurodollar Rate or to acquire Eurodollar deposits on reasonable terms in an amount sufficient to meet a request for a Eurodollar Rate Loan, the Lender shall promptly notify the Borrower.  In such event, the Borrower may request a Variable Rate Loan of like amount without regard to the notice requirement of Section 1.1 or may cancel such request.

(c)           The obligation of the Lender to make Eurodollar Rate Loans hereunder shall be suspended in the event that any change in any law or regulation or in any interpretation thereof by any governmental authority charged with its administration shall, in the sole opinion of the Lender, make it unlawful for the Lender to comply with its obligation to make or maintain any Eurodollar Rate Loan hereunder for the duration of such illegality.  The Lender shall promptly notify the Borrower of such suspension, and, if and when, in the sole opinion of the Lender, such illegality ceases to exist, such suspension shall cease and the Lender shall promptly notify the Borrower of the termination of such suspension.

(d)           If the Lender has Eurodollar Rate Loans outstanding and there shall occur any change in applicable law, regulation or interpretation (including any request, guideline or policy not having the force of law by any authority charged with the administration or interpretation thereof) (i) which change directly affects transactions in Eurodollars, (ii) which involves new or additional taxes, reserves or deposit requirements in regard to the Eurodollar Rate Loans or changes in the basis of taxation of payments on such Loans, or (iii) which, if the Eurodollar Rate Loans made hereunder by the Lender were to have been matched with Eurodollar deposits corresponding in amounts to such Eurodollar Rate Loans and having maturity dates which are the same as such Eurodollar Rate Loans regardless of whether or not such Eurodollar Rate Loans are in fact so matched, increases the cost to the Lender of making or maintaining the Eurodollar Rate Loans hereunder or reduces the amount of any payments (whether of principal, interest or otherwise) receivable by the Lender as to any Eurodollar Rate Loans or requires the Lender to make any payment on or calculated by reference to the gross amount of any sum received by it as to such Eurodollar Rate Loans, then where the amount of any such additional cost, reduction or payment is deemed material by the Lender:

(i)            the Lender shall promptly notify the Borrower of the occurrence of such event;

(ii)           the Lender shall promptly deliver to the Borrower a certificate stating the change which has occurred, together with the date thereof and the amount of and the manner of calculating the increased cost on any outstanding Eurodollar Rate Loan; and

(iii)          upon receipt of such certificate from the Lender, the Borrower shall pay to the Lender on demand the amount or amounts of such additional cost with respect to such outstanding Eurodollar Rate Loan as additional compensation hereunder.

(e)           The certificate of the Lender delivered to the Borrower as to the additional amount payable pursuant to Section 1.6(d) shall (in the absence of manifest error in the transmission or calculation) be conclusive evidence of the amount thereof.  The protection of this Section 1.6(e) shall be available to the Lender regardless of any possible contention of invalidity or inapplicability of the law, regulation or condition which has been imposed.  However, if the Borrower has made a payment of any additional amounts pursuant to Section 1.6(d) and any subsequent event occurs which reduces the amount of the increased cost incurred by the Lender, then the Lender shall promptly refund to the Borrower an amount equal to such reduction in the amount of increased cost.

(f)            In addition to the other amounts payable hereunder, the Borrower shall pay to the Lender such additional amounts as shall compensate the Lender for increased costs which the Lender, in its sole discretion, reasonably determines in good faith to be allocable to Eurodollar Rate Loans.  Additional amounts payable under this Section 1.6(f) shall be paid by the Borrower to the Lender on the maturity of the respective Eurodollar Rate Loans, subject to receipt by the Borrower from the Lender of a certificate showing the amount and certifying as to the correctness thereof.

ARTICLE 2.  TERM LOAN

2.1          Term Loan Amount.  The Lender hereby agrees on the terms and conditions of this Agreement to lend to the Borrower the maximum sum of Seven Million Two Hundred Thousand Dollars ($7,200,000) (the “Term Loan”).  The portion of the Term Loan evidenced by the Tranche A Term Note is referred to herein as the “Tranche A Term Loan” and the portion of the Term Loan evidenced by the Tranche B Term Note is referred to herein as the “Tranche B Term Loan”.

2.2          Term Notes.  The Term Loan shall be evidenced by two promissory notes of the Borrower executed by duly authorized officers thereof (collectively, the “Term Notes”), each of which Term Notes shall be in the form of Exhibit B-1 or Exhibit B-2, as applicable, attached hereto with blanks appropriately completed.  One of the Term Notes shall be in the original principal amount of $4,000,000 (the “Tranche A Term Note”) and the other Term Note shall be in the original principal amount of $3,200,000 (the “Tranche B Term Note”).  The Term Notes shall include the following terms:

(a)           Term.  Each Term Note shall be dated as of the date of its execution and delivery by the Borrower and shall be due and payable in full on or before September 30, 2003.

(b)           Tranche B Term Note and Variable Rate Portion of Tranche A Term Note.  The unpaid principal balance of each Term Note, other than Eurodollar Rate Portions of the Tranche A Term Note, shall bear interest (computed on the basis of the actual number of days elapsed over a Business Year) at a fluctuating rate per annum equal to the Prime Rate plus the Applicable Margin (as determined in accordance with Section 1.3(d)) (the “Variable Term Rate”).  The portion of the indebtedness evidenced by the Tranche A Term Note that bears interest at the Variable Term Rate is referred to herein as the “Variable Rate Portion”.  Any change in the Variable Term Rate due to a change in the Prime Rate shall be effective immediately from and after the date of each such change in the Prime Rate.

(c)           Eurodollar Rate Portions of Tranche A Term Note.  The Borrower may elect from time to time to have portions of the principal indebtedness evidenced by the Tranche A Term Note (but not the Tranche B Term Note) (each a “Eurodollar Rate Portion”) bear interest at a rate per annum equal to the Adjusted Eurodollar Rate plus the Applicable Margin (as determined in accordance with Section 1.3(d)) (the “Adjusted Eurodollar Term Rate”) by providing a request therefor to the Lender not less than two (2)

Eurodollar Banking Days prior to the applicable Effective Date for each such Eurodollar Rate Portion, which request shall specify: (i) the total amount of the Eurodollar Rate Portion; (ii) the effective date of the applicable Adjusted Eurodollar Term Rate (the “Effective Date”), which shall be a Eurodollar Banking Day, and (iii) the length of the applicable Interest Period.  The Lender shall, not later than 11:00 a.m., Columbus, Ohio time one Eurodollar Banking Days prior to the Effective Date for such Eurodollar Rate Portion, give notice to the Borrower of the applicable Adjusted Eurodollar Term Rate (including information as to the calculation thereof) applicable for the period requested by the Borrower.  The Borrower shall, not later than 3:00 p.m., Columbus, Ohio time one (1) Eurodollar Banking Day prior to the Effective Date of each Eurodollar Rate Portion, give notice by telephone to the Lender as to whether or not the Borrower wishes to elect to have such Eurodollar Rate Portion bear interest at the applicable Adjusted Eurodollar Term Rate commencing as of the applicable Effective Date.  In the event the Borrower elects not to have such Eurodollar Rate Portion bear interest at the applicable Adjusted Eurodollar Term Rate or fails to timely deliver such notice of election, such Eurodollar Rate Portion shall continue to bear interest at the Variable Term Rate until the Borrower has otherwise elected in accordance with provisions of this paragraph.  Upon the expiration of the Interest Period applicable to each Eurodollar Rate Portion, such Eurodollar Rate Portion shall, unless the Borrower has otherwise elected in accordance with the provisions of this paragraph, bear interest at the Variable Term Rate.  Each Eurodollar Rate Portion shall be in the initial amount of $1,000,000 or any integral multiple of $100,000.  Each election to have a Eurodollar Rate Portion bear interest at the Adjusted Eurodollar Term Rate shall be recorded by the Lender; provided, however, that the failure of the Lender to make such recordation shall not limit or otherwise affect the obligations of the Borrower under either Term Note.  Each Eurodollar Rate Portion shall bear interest during the Interest Period selected therefor at a rate per annum equal to the Adjusted Eurodollar Term Rate.  The Borrower shall be obligated to pay with respect to each Eurodollar Rate Portion such additional amounts as shall be determined pursuant to Section 2.4 hereof.

(d)           Scheduled Principal and Interest Payments.

(i)            Tranche A Term Note.  Principal of the Tranche A Term Note shall be due and payable on September 30, 2003 in one lump sum payment in the amount of the unpaid principal balance of the Tranche A Term Note and accrued, unpaid interest thereon.  Interest on the Tranche A Term Note shall be due and payable as follows:

(A)          Variable Rate Portion.  Interest on the Variable Rate Portion shall be payable quarterly on each Interest Payment Date, commencing on the first Interest Payment Date following the date of issuance of the Tranche A Term Note.

(B)          Eurodollar Rate Portions.  Interest on each Eurodollar Rate Portion shall be payable on the expiration of the applicable Interest Period.  Interest on all Eurodollar Rate Portions shall be calculated on the basis of the actual number of days elapsed over a Business Year.

(ii)           Tranche B Term Note.  Principal on the Tranche B Term Note shall be due and payable as follows: (i) five (5) equal consecutive quarterly installments each in the amount of $624,000 shall be due and payable commencing on July 15, 2002 and continuing on each Interest Payment Date thereafter to and including July 15, 2003; and (ii) one final payment in the amount of the unpaid principal balance of the Tranche B Term Note and accrued, unpaid interest thereon shall be due and payable on September 30, 2003.  Interest on the Tranche B Term Note shall be payable quarterly on each Interest Payment Date, commencing on the first Interest Payment Date following the date of issuance of the Tranche B Term Note.

2.3          Optional Repayments.  The outstanding principal balance of each Term Note may be repaid in whole or in part at any time, without premium or penalty, in principal amounts not less than the minimum Eurodollar Rate Portion for any borrowing under Section 2.2(c) (provided that prepayments of the Tranche B Term Loan or the Variable Term Rate Portion may be made in the amount of $100,000 or more), or any larger amount permitted thereunder, by tender of payment and delivery of written, telecopy or oral notice of payment to the Lender not later than 1:30 p.m., Columbus, Ohio time, on the Business Day on which such repayment is to be made.  Payments received after 1:30 p.m. shall be deemed tendered on the following Business Day.  Interest accrued to the date of payment shall be due and payable on the next following Interest Payment Date unless the applicable Term Note is paid in full, in which event, accrued interest shall become due and payable on the payment date.  Unless otherwise agreed to by the Lender in its sole discretion, all prepayments of the Term Loan shall be applied, first, against the principal balance of the Tranche A Term Note and, second, against the principal balance of the Tranche B Term Note.

2.4          Additional Provisions and Limitations Relating to Eurodollar Rate Portions.  The additional provisions and limitations set forth below shall apply to Eurodollar Rate Portions:

(a)           If the Lender shall, in good faith, determine that it is unable to reasonably ascertain the Adjusted Eurodollar Term Rate for a particular Eurodollar Rate Portion or to acquire Eurodollar deposits on reasonable terms in an amount sufficient to meet a request for a portion of the total indebtedness evidenced by the Tranche A Term Note to bear interest at the Adjusted Eurodollar Term Rate, the Lender shall promptly notify the Borrower.  In such event, such Eurodollar Rate Portion shall bear interest at the Variable Term Rate.

(b)           The provisions of Sections 1.6(a) and 1.6(c) through (f), inclusive, shall be applicable to each Eurodollar Rate Portion to the same extent as if such provisions were restated in full in this Section 2.4(b) with the terms “Eurodollar Rate Loan(s)” and “Variable Rate Loan” replaced each time they appear therein with the terms “Eurodollar Rate Portion(s)” and “Variable Rate Portion”, respectively.

ARTICLE 3.  FEES, PAYMENTS, SETOFFS, SECURITY, DEFAULT RATE

3.1          Fees.  The Borrower shall pay to the Lender a Facility Fee (the “Facility Fee”) in the amount of $175,000.  $87,500 of the Facility Fee shall be due and payable on the Closing Date and the remaining $87,500 shall be due and payable on or before September 30, 2002; provided, however, that the Borrower shall not be obligated to make such second payment of $87,500 in the event that, on or before September 30, 2002, the Borrower prepays in full the Notes and permanently cancels in full the Revolving Credit Commitment.  The Borrower shall also pay to the Lender an unused commitment fee (the “Commitment Fee”) based on the daily average amount of the Revolving Credit Commitment not drawn down in Revolving Credit Loans (the “Unused Commitment”) for the period beginning with the date hereof and ending September 30, 2003 or on the sooner cancellation in full of the Revolving Credit Commitment.  The Commitment Fee shall be payable quarterly in arrears (i) within thirty (30) days after the last day of March, June, September and December of each year commencing with the quarter ending on June 30, 2002, and (ii) within ten (10) days after the date on which the Revolving Credit Commitment is fully terminated.  The amount of the Commitment Fee shall be equal to one-half of one percent (0.50%) per annum of the Unused Commitment (computed on the basis of the actual number of days elapsed over a Business Year).

3.2          Payments.  All payments and prepayments by the Borrower to be made in respect of the Commitment Fee or of principal of or interest on the Revolving Credit Note and the Term Notes (collectively, the “Notes”) shall become due at 1:30 p.m., Columbus, Ohio time on the day when due, and shall be made to the Lender in federal funds or other immediately available lawful money of the United States of America.  Whenever any payment to be made hereunder shall be due other than on a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees hereunder.

3.3          Setoffs.  Upon the occurrence and continuance of any Event of Default, the Lender shall have the right to set off against all obligations of the Borrower to the Lender under this Agreement and the Notes, whether matured or unmatured, all amounts owing to the Borrower by the Lender, whether or not then due and payable, and all funds or property of the Borrower on deposit with or otherwise held or in the custody of the Lender for the beneficial account of the Borrower.  Such funds shall be charged against accrued interest on and/or principal of the Notes as the Lender may determine in its discretion.

3.4          Security.

(a)           Borrower Security Agreement.  As security for the payment of the Notes and for the performance of, and compliance with all of the terms, covenants, conditions, stipulations and agreements contained in this Agreement, the Notes and the other Loan Documents, the Borrower, by a Borrower Security Agreement in the form attached hereto as Exhibit C and incorporated herein by this reference (the “Borrower Security Agreement”) and by other instruments contemplated thereby, shall, as provided in the Borrower Security Agreement, assign and grant to the Lender a first perfected security interest in all the collateral described in the Borrower Security Agreement.

(b)           Unconditional Corporate Guaranty Agreements.  Payment of the Notes and payment and performance of the Borrower’s obligations under this Agreement, the Notes and the other Loan Documents shall be absolutely and unconditionally guaranteed by each Corporate Guarantor pursuant to the provisions of an Unconditional Corporate

Guaranty Agreement in the form attached hereto as Exhibit F (each, a “Corporate Guaranty”) and incorporated herein by this reference.

(c)           Guarantor Security Agreement.  As security for the payment of the Notes and for the performance of, and compliance with all of the terms, covenants, conditions, stipulations and agreements contained in this Agreement, the Notes and the other Loan Documents, PHI, by a Guarantor Security Agreement in the form attached hereto as Exhibit D and incorporated herein by this reference (the “Guarantor Security Agreement”) and by other instruments contemplated thereby, shall, as provided in the Guarantor Security Agreement, assign and grant to the Lender a first perfected security interest in all the collateral described in the Guarantor Security Agreement.

(d)           Stock Pledge Agreements.  As security for the payment of the Notes and for the performance of, and compliance with all of the terms, covenants, conditions, stipulations and agreements contained in this Agreement, the Notes and the other Loan Documents, each Corporate Guarantor, by a separate Stock Pledge Agreement in the form attached hereto as Exhibit E and incorporated herein by this reference (each, a “Stock Pledge Agreement”) and by other instruments contemplated thereby, shall, as provided in such Stock Pledge Agreement, pledge and grant to the Lender a security interest in all of the outstanding shares of capital stock of the Borrower and PHI, as applicable, held by such Corporate Guarantor.

(e)           Unconditional Individual Guaranty Agreements.  Payment of the Notes and payment and performance of the Borrower’s obligations under this Agreement, the Notes and the other Loan Documents shall be absolutely and unconditionally guaranteed, subject to the limitations set forth therein, by the Individual Guarantor pursuant to the provisions of an Individual Guaranty Agreement in the form attached hereto as Exhibit G (the “Individual Guaranty”) and incorporated herein by this reference.  As provided therein, each Individual Guaranty shall be a non-recourse guaranty.

(f)            Investment Property Security Agreement.  As security for the payment of the Notes and for the performance of, and compliance with all of the terms, covenants, conditions, stipulations and agreements contained in this Agreement, the Notes and the other Loan Documents, the Individual Guarantor and the securities intermediaries named therein, by Account Control Agreements each in the form attached hereto as Exhibit H-1 (the “Account Control Agreements”) and by an Investment Property Security Agreement in the form attached hereto as Exhibit H-2 (the “Investment Property Security Agreement”), shall pledge and grant the Lender a security interest in the cash, securities, securities accounts and other collateral described therein.

3.5          Default Rate.  Overdue principal and, to the extent permitted by law, overdue interest in respect of any Loan shall bear interest at a rate equal to the sum of the rate otherwise applicable to such Loan pursuant to Section 1.3 or Section 2.2 hereof plus 2% per annum (the “Default Rate”).  The application of this paragraph shall not constitute a waiver of any Event of Default or an agreement by the Lender to permit any later payments whatsoever.

ARTICLE 4.  CONDITIONS OF BORROWING

The obligation of the Lender to make the Loans to the Borrower provided for hereunder shall be subject to the following conditions:

4.1          Conditions Precedent to the Term Loan and the Initial Revolving Credit Loan.

Prior to the disbursement of the Term Loan and the initial Revolving Credit Loan hereunder, the Borrower and the Corporate Guarantors shall furnish to the Lender the following, each dated the date of the disbursement of the Term Loan, or such earlier or later date as may be acceptable to the Lender, and in form and substance satisfactory to the Lender and counsel for the Lender:

(i)            The duly executed Revolving Credit Note in the form of the attached Exhibit A;

(ii)           The duly executed Tranche A Term Note in the form of the attached Exhibit B-1;

(iii)          The duly executed Tranche B Term Note in the form of the attached Exhibit B-2;

(iv)          The duly executed Borrower Security Agreement in the form of the attached Exhibit C;

(v)           The Guarantor Security Agreement in the form of the attached Exhibit D duly executed by PHI;

(vi)          A Stock Pledge Agreement in the form of the attached Exhibit E duly executed by SCC, together with blank stock powers and the applicable stock certificates, pledging all of the shares of capital stock of PHI held by SCC;

(vii)         A Stock Pledge Agreement in the form of the attached Exhibit E duly executed by PHI, together with blank stock powers and the applicable stock certificates, pledging all of the shares of capital stock of the Borrower held by PHI;

(viii)        A Corporate Guaranty in the form of the attached Exhibit F duly executed by SCC;

(ix)           A Corporate Guaranty in the form of the attached Exhibit F duly executed by PHI;

(x)            An Individual Guaranty in the form of the attached Exhibit G duly executed by the Individual Guarantor;

(xi)           Account Control Agreements each in the form of the attached Exhibit H-1, duly executed by the Individual Guarantor and the applicable securities intermediaries, and an Investment Property Security Agreement in the form attached Exhibit H-2, duly executed by the Individual Guarantor;

(xii)          A payoff letter with respect to the CIBC Loan from CIBC;

(xiii)         Certified copies of the resolutions of the Boards of Directors of the Corporate Guarantors and the Borrower authorizing the execution, delivery and performance of their respective obligations under this Agreement and the other Loan Documents;

(xiv)        Certificates of the Secretary or an Assistant Secretary of each Corporate Guarantor and the Borrower, which shall certify the names of the officers of each such corporation authorized to sign this Agreement, the Notes, the other Loan Documents or any other documents or certificates to be delivered pursuant to this Agreement by either Corporate Guarantor or the Borrower, as applicable, or any of their respective officers, together with the true signatures of such officers.  The Lender may conclusively rely upon each such certificate until it shall receive a further certificate of the Secretary or an Assistant Secretary of the applicable corporation canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate;

(xv)         Evidence that the Borrower and PHI have in effect insurance and endorsements of the character and amount described in Section 6.7 hereof;

(xvi)        An opinion of counsel to the Borrower and the Guarantors addressed to the Lender opining as to the matters set forth in Exhibit I hereto and as to such other matters as the Lender may request and containing only such qualifications as are acceptable to the Lender and its counsel;

(xvii)       Evidence that no material adverse change shall have occurred with respect to the credit or financial condition of the Borrower and any Corporate Guarantor taken as a whole; and

(xviii)      Such other opinions, certificates, affidavits, documents and filings as the Lender may deem reasonably necessary or appropriate.

4.2          Conditions Precedent to Each of the Loans.  At the time of each Revolving Credit Loan after the initial Revolving Credit Loan and at the time of making the Term Loan, each of the Borrower and the Guarantors shall be in compliance with all of the provisions and covenants contained in this Agreement and the other Loan Documents with which it or he is to comply; there shall exist no Event of Default; no event shall exist or shall have occurred which with the lapse of time or notice or both would constitute an Event of Default; and all of the representations and warranties of the Borrower and the Guarantors under the Loan Documents shall be true and correct in all material respects (except for those representations and warranties that are expressly made as of an earlier date in which case such representations and warranties shall have been true and correct, in all material respects, as of such earlier date).

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES

The Borrower and PHI, jointly and severally, hereby represent and warrant to the Lender, which representations and warranties shall survive the execution and delivery of this Agreement and the Notes, as follows.

5.1          Organization and Authority.  Each of the Borrower and the Corporate Guarantors is a corporation duly organized, validly existing and in good standing under the laws of the State of its organization, and has all requisite power and authority to execute, deliver and perform this Agreement and all of the documents executed in connection with the Loans and to own and operate its properties and to carry on its business as now conducted.  The execution, delivery and performance of this Agreement, the Notes and the other Loan Documents have been duly authorized by the Borrower and the Corporate Guarantors by all necessary corporate actions; there is no prohibition, either in law, in its certificate of incorporation, bylaws or other organizational documents, or in any order, writ, injunction or decree of any court or arbitrator presently in effect having applicability to the Borrower or any Corporate Guarantor which in any way prohibits or would be violated by the execution and performance of this Agreement, the Notes or the other Loan Documents in any respect; and this Agreement, the Notes and the other Loan Documents are and will be valid, binding and enforceable obligations of the Borrower and the Corporate Guarantors, as applicable, except as enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and except to the extent enforcement thereof may be limited by the application of general principles of equity.  PHI owns beneficially and of record all of the issued and outstanding shares of capital stock of the Borrower.  SCC owns beneficially and of record at least 80% of the issued and outstanding shares of capital stock of PHI.  PHI does not have any direct or indirect Subsidiaries other than the Borrower and The Jewel I, Inc. and the Borrower does not have any Subsidiaries.  Schedule 5.1 attached hereto contains a complete and correct list of all of the Borrower’s and PHI Affiliates, directors and officers.

5.2          Qualification.  The Borrower is duly qualified or licensed and in good standing as a foreign corporation duly authorized to do business in each jurisdiction in which the character of the properties owned or leased or the nature of the activities conducted makes such qualification or licensing necessary and in which the failure to be so qualified would have a Material Adverse Effect.

5.3          Investments; Guarantees; Liabilities.  Except as set forth in the Annual Report on Form 10-K of SCC for the year ended December 31, 2001 or as permitted in Sections 7.1, 7.3, 7.7 and 7.10 hereof, the Borrower and the Corporate Guarantors have made no material investments (other than investment by PHI in the Borrower and SCC’s investment in PHI) in, material advances to or guarantees of the obligations of any Person other than the Corporate Guarantors’ guarantees for the benefit of the Lender under the Corporate Guaranties.  As of the date hereof, except for Indebtedness hereunder and any Indebtedness disclosed in Schedule 7.10 attached hereto, the Borrower and PHI do not have any material Liabilities, direct or contingent, except for (i) Liabilities reflected in the Balance Sheet, (ii) Liabilities incurred in the ordinary course of business since February 28, 2002, and (iii) Liabilities which under GAAP are not required to be reflected or reserved against in the Borrower’s financial statements, but none of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.4          Tax Returns and Payments.  Each of the Borrower and PHI has filed all tax returns required by law to be filed and has paid all taxes, assessments and other governmental charges of any material nature, either in amount or effect, levied upon any of its properties, assets, income or franchises, other than those not yet delinquent or those being contested in accordance with Section 6.8 hereof.  The charges, accruals and reserves on the books of the Borrower and PHI in respect of income taxes for all respective fiscal periods are adequate in the opinion of the Borrower and PHI, and the Borrower and PHI know of no unpaid assessment for additional income taxes for any fiscal period or of any reasonable basis therefor.

5.5          Title to Properties; Liens.  Each of the Borrower and PHI has good and marketable title to all of its property and assets, in each case including, but not limited to, the property and assets reflected as being owned by the Borrower on the Balance Sheet, except such as have been disposed of in the ordinary course of business since the date of the Balance Sheet and all such property and assets are free and clear of mortgages, pledges, liens, charges or other encumbrances except such as are not prohibited by Section 7.2 hereof.  Each of the Borrower and PHI enjoys peaceful and undisturbed possession under all leases under which it is lessee which are material to the conduct of its business and all such leases are valid, subsisting and in full force and effect in accordance with their terms.  None of such leases contains any provision restricting incurrence of Indebtedness by the Borrower or PHI or any provision which has a Material Adverse Effect or in the future could reasonably be expected to have a Material Adverse Effect.

5.6          Litigation.  There is no court action, other proceeding or investigation pending or threatened, to the knowledge of the Borrower and PHI, which questions the validity of this Agreement, the Notes, any of the other Loan Documents or any action taken or to be taken pursuant thereto or which could reasonably be expected to result, either separately or in the aggregate, in any Material Adverse Effect.

5.7          Compliance with Law and Other Instruments.  Neither the Borrower nor PHI is in violation of, and the execution, delivery and performance of this Agreement, the Notes and the Other Loan Documents do not and will not result in a violation of nor a conflict with or default under, any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to the Borrower or PHI or by which any of them is bound, which now or in the future could reasonably be expected to have a Material Adverse Effect.

5.8          Financial Statements.  The Borrower has furnished to the Lender financial statements of the Borrower including (i) an unaudited balance sheet, statements of income, statement of changes in stockholders’ equity and statement of cash flows as at and for the Fiscal Year ended December 31, 2001, and (ii) unaudited interim financial statements for the period ending February 28, 2002, including, without limitation, an unaudited interim balance sheet of the Borrower as of February 28, 2002 (the “Balance Sheet”).  Such financial statements are complete and correct in all material respects and fairly present the consolidated financial condition of the Borrower as at such dates and the results of operations of the Borrower as at such dates and for the period ended on such dates.  Since the date of such statements, no materially adverse change has occurred in the business, operations, affairs or condition (financial or otherwise) of the Borrower, taken as a whole.

5.9          Patents, Trademarks and Copyrights.  Schedule 5.9 hereto lists all patents, patent applications, trademark and service mark registrations and applications and copyright registrations and applications therefor that are owned or licensed by the Borrower and all license agreements for the same, except for franchise agreement entered into by the Borrower in the ordinary course of its business.  The Borrower possesses and has made all filings with the United States Patent and Trademark Office, the United States Copyright Office and the appropriate state agencies to evidence in the Borrower full and complete title to all the patents, trademarks, service marks, trade names, copyrights and licenses and rights in respect of the foregoing which are essential to the conduct of its business, without any known conflict with the rights of others.

5.10        No Margin Activity.  Neither the Borrower nor PHI is engaged in the business of extending or obtaining credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as is now and may from time to time hereafter be in effect) and no part of the proceeds of any Loan shall be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or to reduce or retire any indebtedness incurred for any such purpose.  No part of the proceeds of the Loans hereunder will be used for any purpose which violates, or which is inconsistent with, the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

5.11        ERISA.  Each Plan maintained by the Borrower or PHI and by each ERISA Affiliate complies with all material applicable requirements of ERISA and of the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements.  Neither the Borrower, PHI nor any ERISA Affiliate has engaged in any prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) (i) which has not been corrected within the correction period applicable to it under Section 502(i) of ERISA or Section 4963(e) of the Code or (ii) for which an exemption has not been obtained under Section 408 of ERISA or Section 4975 of the Code.  As of the date hereof, neither the Borrower, PHI nor any ERISA Affiliate is a participant in (i) any Multiemployer Plan, (ii) any other Plan which is subject to Title IV of ERISA, or (iii) any money purchase pension plan.

5.12        Adverse Contracts; Defaults.  Neither the Borrower nor PHI is a party to any agreement or instrument or subject to any certificate of incorporation, bylaw or other corporate restriction which could reasonably be expected to have a Material Adverse Effect.  Neither the Borrower nor PHI is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party which default could reasonably be expected to have a Material Adverse Effect.

5.13        Environmental Laws.  No release, emission, or discharge into the environment of hazardous substances, as defined under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, or hazardous waste as defined under the Solid Waste Disposal Act, as amended, or air pollutants as defined under the Clean Air Act, or toxic pollutants as defined under the Clear Air Act, or the Toxic Substances Control Act, has occurred or is presently occurring in excess of federally permitted releases or reportable quantities, or other concentrations, standards or limitations under, and which would constitute a material violation of, the foregoing laws or under any other federal, state or local laws or regulations, in connection with any aspect of the business of the Borrower or PHI.  Neither the Borrower nor PHI has any knowledge of any past or existing violations, in any material respect, by any of them of any environmental laws, ordinances or regulations issued by any federal, state or local governmental authority.

5.14        Disclosure.  None of the information (financial or otherwise) furnished by or on behalf of the Borrower or any Guarantor to the Lender in connection with the negotiation of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in the light of the circumstances under which such statements were made.  All financial projections delivered to the Lender in connection herewith have been prepared on the basis of the assumptions stated therein.  Such projections represent the Borrower’s and PHI’s good faith estimate, as of the date hereof, of the Borrower’s future financial performance and, while there can be no assurance that the performance set forth in such projections will approximate actual performance, such projections are believed by the Borrower and PHI to be reasonable in light of current business conditions as of the date hereof.

5.15        Insurance.  All of the properties and operations of the Borrower and PHI of a character usually insured by Persons of established reputation engaged in the same or similar businesses similarly situated are adequately insured, by financially sound and reputable insurance companies, against loss or damage of the kinds and in amounts customarily insured against by such Persons and each of the Borrower and PHI carries, with such insurers in customary amounts, such other insurance, including public and product liability, as is usually carried by Persons of established reputation engaged in the same or similar businesses similarly situated.   The insurance required by the provisions of Section 6.7 hereof and by the other Loan Documents is in force and all premiums due and payable in respect thereof have been paid.

5.16        Events of Default.  There does not exist any Event of Default or Default hereunder.

ARTICLE 6.  AFFIRMATIVE COVENANTS

Until payment in full of the Notes and performance of all other obligations of the Borrower and PHI hereunder:

6.1          Bank Deposits.  The Borrower covenants that by April 15, 2002, the Lender shall be the principal bank of account and primary depository for the Borrower; provided, however, that, in the event that Lender does not have a branch office within a reasonable distance from a particular office of the Borrower, such office may maintain a depository account with another bank or conveniently located in the vicinity of such office provided that the Borrower gives the Lender prior written notice of the maintenance of such account.  The Borrower shall enter into an agreement with the Lender to give Lender the right to sweep all such other accounts of the Borrower and apply such amount to the outstanding principal balance of the Revolving Credit Loan.  Notwithstanding the foregoing, the Borrower may maintain up to an aggregate of $110,000 in local depository and payroll accounts in Cartersville, Georgia.

6.2          Financial Statements and Reports of the Borrower.

(a)           Not later than thirty (30) days following the end of each month, the Borrower shall furnish to the Lender the following items in form and substance satisfactory to the Lender:

(i)            An unaudited consolidated and unaudited consolidating income statement of the Borrower for the month and Fiscal Year to date and copies of the statements for the same periods of the previous year (subject to normal year-end adjustments);

(ii)           An unaudited consolidated and unaudited consolidating balance sheet of the Borrower as of the end of such month and a copy of such statement as of the end of such month in the previous year;

(iii)          A certificate from the chief financial officer or treasurer of the Borrower (A) stating, on behalf of the Borrower, that:  (I) the financial statements are complete and correct in all material respects and fairly present the financial position of the Borrower as of their respective dates and the consolidated results of the Borrower’s operations for the periods then ended (subject to normal year-end adjustments); (II) the Borrower has complied with and is then in compliance, in all material respects, with all terms and covenants of this Agreement (or, if there is any non-compliance, giving the details thereof); and (III) there exists no Default or Event of Default (or, if a Default or Event of Default exists, giving the details thereof); and (B) setting forth in a detailed computation in a form reasonably satisfactory to the Lender the financial status of the Borrower (as the end of, or, in the case of incurrence tests, during such accounting period) in respect of the restrictions contained in Section 7.11 and Sections 7.13 through 7.15, inclusive; provided, however, that the financial covenants set forth in Sections 7.11, 7.14, and 7.16 hereof only need to be calculated in such certificate quarterly and the financial covenant in Section 7.13 hereof only needs to be calculated in such certificate annually; and

(iv)          Not later than fifteen (15) days following the end of each calendar quarter, the Borrower shall furnish to the Lender a summary aging report of all Accounts of the Borrower in form and substance satisfactory to the Lender, provided that, upon the request of Lender, the Borrower shall furnish to the Lender detailed aging reports in form and substance satisfactory to the Lender.

(c)           The Borrower shall promptly upon their becoming available, furnish to the Lender one copy of (i) each financial statement, report, notice or proxy statement sent by the Borrower to its stockholders (in their capacity as stockholders) generally, and (ii) each report, each registration statement and each prospectus and all amendments thereto filed by the Borrower with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Borrower to the public concerning developments that are material.

(d)           In addition, within thirty (30) days following the end of each month and forty-five (45) days following the end of each quarter of each Fiscal Year, the Borrower shall furnish to the Lender a certificate from the chief financial officer or treasurer of the Borrower setting forth, on behalf of the Borrower, a detailed computation, in a form satisfactory to the Lender, of the Borrower’s EBITDA for the previous month or quarter, as applicable.

6.3          Unaudited Financial Statements of the Borrower.

(a)           Not later than one hundred twenty (120) days following the end of each Fiscal Year of the Borrower, beginning with the Fiscal Year ended December 31, 2002, the Borrower shall furnish to the Lender, in form and substance satisfactory to the Lender, complete unaudited consolidating and unaudited consolidated financial statements for the Borrower for such Fiscal Year; provided, however, that if an Event of Default occurs in any Fiscal Year that the Lender considers to be material, then upon the written request of the Lender received within ten (10) days after the end of such Fiscal Year, such consolidated (but not consolidating) financial statements shall be audited and certified by Ernst & Young LLP or another independent certified public accountant acceptable to the Lender, with an unqualified opinion.

(b)           Each of the financial statements delivered under this Section 6.3 shall be accompanied by a certificate of the chief financial officer or treasurer of the Borrower stating, on behalf of the Borrower, that except as disclosed in the certificate such officer has no knowledge of a Default or an Event of Default hereunder and setting forth in a detailed computation in form satisfactory to the Lender the financial status of the Borrower (at the end of, or, in the case of incurrence tests, during such accounting period) in respect of the restrictions contained in Section 7.11 and Sections 7.13 through 7.16, inclusive.

6.4          Audited Financial Statements of PHI.

(a)           Not later than one hundred twenty (120) days following the end of each Fiscal Year of PHI, beginning with the Fiscal Year ended December 31, 2002, PHI shall furnish to the Lender, in form and substance satisfactory to the Lender, complete unaudited consolidating and audited consolidated financial statements for PHI for such Fiscal Year, accompanied by unaudited supporting schedules with respect to the Borrower and any Subsidiaries, certified, in the case of the audited consolidated financial statements, by Ernst & Young LLP or another independent certified public accountant acceptable to the Lender, with an unqualified opinion.

(b)           Each of the financial statements delivered under this Section 6.4 shall be accompanied by a certificate of the chief financial officer or treasurer of the applicable Corporate Guarantor stating, on behalf of PHI, that except as disclosed in the certificate such officer has no knowledge of a Default or an Event of Default hereunder and setting forth in a detailed computation in form satisfactory to the Lender the financial status of PHI (at the end of, or, in the case of incurrence tests, during such accounting period) in respect of the restrictions contained in Section 7.11 and Sections 7.13 through 7.16, inclusive.

6.5          Not Used.

6.6          Inspection.  Upon request of the Lender and upon reasonable prior notice (provided, however, that no such notice shall be required if an Event of Default shall have occurred and be continuing), each of the Borrower and the Corporate Guarantors shall make available for inspection by representatives of the Lender any of its books and records and shall furnish to the Lender information regarding its business affairs and financial condition within a reasonable time after receipt of written request therefor.

6.7          Insurance.

(a)           Each of the Borrower and PHI shall insure and maintain hazard and other insurance upon all of its assets and business properties and liability insurance with responsible and reputable insurers of such character and in such amounts as are usually maintained by companies engaged in like business.  All insurance policies shall be written for the benefit of the Borrower and PHI, as applicable, and the Lender as their interests may appear and shall contain a provision requiring the insurance company to provide the Lender not less than thirty (30) days’ written notice prior to cancellation of any such policy.  All insurance policies or certificates evidencing the same shall be furnished to the Lender.

(b)           Without limiting the foregoing provisions of this Section 6.7, the Borrower shall maintain the following insurance coverages:

(i)            the Borrower shall maintain all risk property insurance against direct physical loss or damage on an all risks basis, including windstorm and hurricane and comprehensive boiler and machinery coverage, subject to a maximum deductible of $50,000.  The property shall be insured for the full replacement cost and such policy shall contain an agreed amount endorsement waiving any coinsurance penalty;

(ii)           at all times on and after the date hereof, as an extension of the coverage required under Section 6.7(b)(i), the Borrower shall maintain business interruption insurance with a minimum period of indemnity of six (6) months subject to a maximum five-day waiting period or $50,000 deductible and shall contain an agreed amount endorsement waiving any coinsurance penalty;

(iii)          the Borrower shall maintain commercial general liability insurance written on an occurrence basis with a limit of not less than $1,000,000 for each occurrence and $2,000,000 in the aggregate.  Such coverage shall include, but not be limited to, premises/operations, blanket contractual liability, independent contracts, broad form products and completed operations, personal injury, fire, legal liability and employee benefits liability;

(iv)          the Borrower shall maintain workers’ compensation insurance in accordance with statutory provisions covering accidental injury, illness or death of an employee of the Borrower while at work or in the scope of his or her employment with the Borrower and employer’s liability insurance in an amount not less than $500,000; and

(v)           the Borrower shall maintain automobile liability insurance covering owned, non-owned, leased, hired or borrowed vehicles against bodily injury or property damage.  Such coverage shall have a limit of not less than $1,000,000.

6.8          Payment of Taxes and Claims.  Each of the Borrower and PHI shall pay all taxes, assessments and other governmental charges imposed upon its properties or assets or in respect of its franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a lien or charge upon any of its properties or assets, provided that (unless any material item of property would be lost, forfeited or materially damaged as a result thereof) no such charge or claim need be paid if the amount, applicability or validity thereof is currently being contested in good faith and if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor.

6.9          Compliance with Laws.  Each of the Borrower and PHI shall comply in all substantial respects with all applicable statutes, laws, ordinances and governmental rules, regulations and orders to which it is subject or which are applicable to its business, properties and assets if noncompliance therewith would materially adversely affect such business, including, but not limited to, all applicable federal, state, regional, county or local laws, statutes, rules, regulations or ordinances concerning public health, safety or the environment; provided that (unless such contest or noncompliance would materially adversely affect such business) the Borrower or PHI need not so comply if any such statute, law, ordinance or governmental rule, regulation or order is currently being contested in good faith.

6.10        ERISA.  Each of the Borrower and PHI shall furnish to Lender:  (a) promptly and in any event within thirty (30) days after the Borrower or PHI, as applicable, knows or has reason to know of the occurrence of a Reportable Event with respect to a Plan with regard to which notice must be provided to the PBGC, a copy of such materials required to be filed with the PBGC with respect to such Reportable Event and in each such case a statement of the chief financial officer of the Borrower or PHI, as applicable, setting forth details as to such Reportable Event and the action which the Borrower or PHI, as applicable, proposes to take with respect thereto; (b) promptly and in any event within thirty (30) days after the Borrower or PHI, as applicable, knows or has reason to know of any condition existing with respect to a Plan which presents a material risk of termination of the Plan, imposition of an excise tax, requirement to provide security to the Plan or incurrence of other liability by the Borrower or PHI, as applicable, or any ERISA Affiliate a statement of the chief financial officer of the Borrower PHI, as applicable, or such ERISA Affiliate describing such condition; (c) at least thirty (30) days prior to the filing by any plan administrator of a Plan of a notice of intent to terminate such Plan, a copy of such notice; (d) promptly and in no event more than 10 days after the filing thereof with the Secretary of the Treasury, a copy of any application by the Borrower or PHI, as applicable, or an ERISA Affiliate for a waiver of the minimum funding standard under section 412 of the Code; (e) upon request, and in no event more than thirty (30) days after the request therefore, copies of each annual report which is filed on Form 5500 together with certified financial statements for the Plan (if any) as of the end of such year and actuarial statements on Schedule B to such form 5500; (f) promptly and in any event within thirty (30) days after it knows or has reason to know of any event or condition which might reasonably be expected to constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, a statement of the chief financial officer of the Borrower or PHI, as applicable, describing such event or condition; (g) promptly and in no event more than thirty (30)

days after receipt thereof by the Borrower or PHI, as applicable, or any ERISA Affiliate, a copy of each notice received by the Borrower or PHI, as applicable, or an ERISA Affiliate concerning the imposition of any withdrawal liability under section 4202 of ERISA; and (h) promptly after receipt thereof a copy of any notice the Borrower or PHI, as applicable, or any ERISA Affiliate may receive from the PBGC or the Internal Revenue Service with respect to any Plan or Multiemployer Plan; provided, however, that this subsection (h) shall not apply to notices of general application promulgated by the PBGC or the Internal Revenue Service.

6.11        Preservation of Corporate Existence.  Each of the Borrower and PHI shall preserve and maintain and cause each of its material subsidiaries to preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its organization or in any other jurisdiction it shall select, and qualify and remain qualified as a foreign corporation, in each jurisdiction in which such qualification is necessary in view of its business and operations or the ownership of its properties.  Notwithstanding the foregoing, PHI and the Borrower shall be permitted to cause The Jewel I, Inc. to be dissolved following the sale of Primrose Country Day School.

6.12        Maintenance of Tangible Assets.  Each of the Borrower and PHI shall maintain its tangible assets in good condition and repair and shall not permit any action or omission which might materially impair the value thereof, normal wear and tear excepted.

6.13        Notices of Certain Events.  Each of the Borrower and PHI shall promptly after it becomes aware thereof give notice to the Lender of:

(a)           Any Default or Event of Default;

(b)           Any default or event of default under any contractual obligation of such Borrower or PHI, as applicable, that would have a Material Adverse Effect; and

(c)           Any material adverse change in the business, operations, affairs or condition (financial or otherwise) of such Borrower or PHI, as applicable.

Each notice pursuant to this Section 6.13 shall be accompanied by a statement of the chief executive officer or chief financial officer of the respective Borrower or PHI, as applicable, setting forth details of the occurrence referred to therein and stating what action the respective Borrower or PHI, as applicable, proposes to take with respect thereto.

6.14        Records and Books of Account.  Each of the Borrower and PHI shall keep adequate records and books of account in which complete entries will be made in accordance with GAAP, reflecting all financial transactions required by GAAP to be so reflected.

6.15        Performance of Contracts.  Each of the Borrower and PHI shall perform and comply, in all material respects, with, in accordance with their terms, all provisions of each and every contract, agreement or instrument now or hereafter binding upon it, except to the extent that it shall contest the provisions thereof in good faith and by proper proceedings or the failure to perform could not reasonably be expected to have a Material Adverse Effect.

6.16        Notice of Material Litigation.  Each of the Borrower and PHI shall promptly notify the Lender in writing of any litigation, arbitration proceeding or administrative investigation, inquiry or other proceeding to which it may hereafter become a party which could reasonably be expected to have a Material Adverse Effect and which may involve any risk of any judgment or liability not fully covered by insurance or which may otherwise result in any material adverse change in the business, operations, affairs or condition (financial or otherwise) of such Borrower or PHI.

6.17        Use of Proceeds.  The Borrower shall use the proceeds of the Revolving Credit Loans as provided in Section 1.5 hereof, and the Borrower shall use the proceeds of the Term Loan solely for purposes of repaying in full the CIBC Loan and paying the Facility Fee and other out-of-pocket costs and expenses related thereto.  Such uses shall be consistent with all applicable laws.

6.18        Ownership and Control of Borrower and Corporate Guarantors.

(a)           PHI shall at all times after the date hereof have direct beneficial and legal ownership, and the right and power to control the voting and transfer of, and exercise of all other rights attributable to, all of the voting equity securities (and securities convertible into, or granting rights to acquire, voting equity securities) of the Borrower.

(b)           SCC shall at all times after the date hereof have direct beneficial and legal ownership, and the right and power to control the voting and transfer of, and exercise of all other rights attributable to, not less than 80% of the voting equity securities (and securities convertible into, or granting rights to acquire, voting equity securities) of the Borrower.

6.19        Other Information.  At the request of the Lender, each of the Borrower and PHI shall promptly deliver to the Lender copies of any statements, reports, certificates and any other information delivered to the equityholders of PHI or the Borrower.

6.20        Post-Closing Delivery of Account Control Agreement  Within ten (10) Business Days after the Closing Date, the Borrower shall cause CSFB Direct LLC to execute and deliver to the Lender an Account Control Agreement.

ARTICLE 7.  NEGATIVE COVENANTS

Until payment in full of the Notes and the performance of all other obligations of the Borrower and PHI hereunder, without the prior written consent of the Lender:

7.1          Indebtedness.  Each of the Borrower and PHI shall not, nor shall either of them permit any of their respective Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except for:  (i) Indebtedness to the Lender; (ii) Subordinated Indebtedness; (iii) capitalized lease obligations and purchase money Indebtedness reflected on the Balance Sheet or disclosed in Schedule 7.1; (iv) other capitalized lease obligations and purchase money Indebtedness incurred after the date hereof up to an aggregate principal amount of $200,000; and (v) trade liabilities and accrued expenses incurred in the ordinary course of business.  Except as otherwise provided, all Indebtedness permitted to be created, incurred, assumed or suffered by the

Borrower and PHI, as applicable, pursuant to this Section shall be considered (but without duplication) Indebtedness of the Borrower and PHI, as applicable.

7.2          Liens and Other Encumbrances.  Neither the Borrower nor PHI shall create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien or other encumbrance of any nature whatsoever on any of its property or assets whether now owned or hereafter acquired, except: (i) liens securing the payment of taxes and other governmental charges, either not yet due or the validity of which is being contested in good faith by appropriate proceedings (so long as no material item of property would be lost, forfeited or materially damaged as a result thereof), and as to which it shall, as appropriate under GAAP, have set aside on its books and records adequate reserves; (ii) deposits under workers’ compensation, unemployment insurance, social security and other similar laws or to secure the performance of bonds, tenders or contracts (other than for the repayment of purchase price indebtedness or borrowed money) or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds, all in the ordinary course of business; (iii) liens and security interests in favor of the Lender; (iv) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property, so long as its use of, or the value of, its property subject thereto is not impaired, in any material respect, thereby; (v) liens securing purchase money Indebtedness and capital leases referred to in clauses (iii) or (iv) under Section 7.1, above provided that such liens are limited to the specific property purchased or leased and the proceeds thereof; and (vi) subject to the subordination provisions set forth in the Individual Guaranty, liens and security interests (provided that the same are junior to those granted to the Lender) granted by the Borrower in favor of the Individual Guarantor as security for any promissory note or any written or oral agreement with the Borrower, which has the effect of requiring the Borrower to reimburse the Individual Guarantor for any payments that the Individual Guarantor may make under his Individual Guaranty.  All of the foregoing liens are hereinafter referred to as “Permitted Liens.”

7.3          Guaranties and Other Contingent Liabilities.  Neither the Borrower nor PHI shall become an indemnitor, guarantor or surety or otherwise become liable for any of the obligations or liabilities of any Person, other than (i) PHI’s obligations under its Corporate Guaranty, this Agreement and the other Loan Documents, (ii) customary indemnification of officers and directors, and (iii) indemnity provisions of leases or other contracts entered into in the ordinary course of business.

7.4          Fundamental Changes.  Neither the Borrower nor PHI shall (i) enter into any transaction of merger or consolidation or amalgamation, (ii) liquidate, wind–up or dissolve itself (or suffer any liquidation or dissolution), (iii) convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, except for the sale of inventory in the ordinary course of business, whether now owned or hereafter acquired, (iv) acquire by purchase or otherwise all or substantially all of the business or assets of, or stock or other evidence of beneficial ownership of, any Person (other than the DeMinimus Public Investments) or the purchase of inventory in the ordinary course of Borrower’s business, or (v) make any material change in the nature of its business or in the methods by which it conducts business.

7.5          Creation of Subsidiaries.  The Borrower shall not create or acquire any Subsidiaries without the prior written consent of the Lender, which consent shall not be unreasonably withheld, delayed or conditioned, provided that any such Subsidiaries become co-borrowers under the Loan Documents.  PHI shall not create or acquire any Subsidiaries (other than the Borrower and any other Subsidiaries existing as of the date hereof that are set forth on attached Schedule 7.5 hereto) without the prior written consent of the Lender, which consent may be withheld in the Lender’s sole discretion.

7.6          Loans or Advances.  Neither the Borrower nor PHI shall make loans or advances to any Person (other than distributions permitted hereunder to be made by the Borrower to PHI and by PHI to SCC), except in the ordinary course of their respective businesses.

7.7          Investments.  Neither the Borrower nor PHI shall acquire or purchase the securities of any Person (other than PHI’s ownership of shares of the Borrower; provided, however, that the Borrower and PHI may purchase: (i) U.S. government securities directly or pursuant to repurchase agreements with (A) Affiliates of Banc One Corporation or (B) other domestic banks having capital and surplus of at least $100,000,000; (ii) certificates of deposit of (A) Affiliates of Banc One Corporation or (B) other domestic banks having a capital and surplus of at least $100,000,000; and (iii) commercial paper rated A–1 or P–1 or an equivalent by Moody’s Investors Services, Inc. or Standard & Poor’s Corporation, both of New York, New York, or their successors if all of such investments have a maturity of one year or less, (iv) money market funds all or substantially all of whose assets are invested in investments permitted under clauses (i)-(iii) above, (v) the DeMinimus Public Investments and (vi) loans to employees and officers not to exceed in the aggregate, at any one time outstanding, $50,000.

7.8          Sale and Leaseback.  Neither the Borrower nor PHI shall enter into any agreement with any lender or investor providing for the leasing of (i) real or personal property which has been or is to be sold or transferred by the Borrower or PHI to such lender or investor or (ii) other real or personal property intended to be used for substantially the same purpose as the property sold or transferred by the Borrower or PHI.

7.9          Disposition of Assets.  Except for the planned closing of the sale of Primrose Country Day School, neither the Borrower nor PHI shall dispose of any of its assets in any transaction or series or transactions other than those disposed of in the ordinary course of business.

7.10        Transactions with Affiliates.  Except for the execution, delivery and performance by the applicable parties of each of the agreements listed on Schedule 7.10 attached hereto, neither the Borrower nor PHI shall:  (i) enter into any transaction, including without limitation, the purchase, sale or exchange of property or the rendering of any services, with any Affiliate or any officer or director thereof, enter into, assume or suffer to exist any employment or consulting contract with any such Affiliate, except any transaction or contract which is in the ordinary course of its business and which is upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arms-length transaction; (ii) make any advance or loan to any Affiliate or any director or officer thereof or to any trust of which any of the foregoing is a beneficiary, or to any Person on the guaranty of any of the foregoing; or (iii) pay any fees or expenses to, or reimburse or assume any obligation for the reimbursement of any expenses incurred by, any Affiliate or any officer or director thereof except as may be permitted in accordance with the preceding clauses of this Section or the other Sections of this Agreement and except for the reimbursement of reasonable expenses incurred in connection with the provision of services by an officer, director or employee of the Borrower or PHI to such entity, including expenses for travel, entertainment and similar items, in accordance with the reimbursement policies of such Borrower or PHI, as applicable.

7.11        Annual Lease Payments.  Neither the Borrower nor PHI shall enter into any operating lease, as that term is construed according to GAAP, as lessee of real property from another Person if, after giving effect thereto, the aggregate amount of operating lease payments, exclusive of required insurance, tax or maintenance payments, under such lease and all other operating leases of real property in which the Borrower or PHI is lessee would exceed  in any period of twelve (12) consecutive months the sum of (a) $200,000 plus (b) the amount of such operating lease payments payable under operating leases of real property entered into prior to the date hereof (including, without limitation, any scheduled increases in such payments currently provided for in such leases) and replacements thereof (provided that any rental thereunder that is greater than the amount provided for in the replaced lease shall be counted against the amount permitted in clause (a) hereof).  Neither the Borrower nor PHI shall enter into any operating lease, as that term is construed according to GAAP, as lessee of personal property from another Person if, after giving effect thereto, the aggregate amount of operating lease payments, exclusive of required insurance, tax or maintenance payments, under such lease and all other operating leases of personal property in which the Borrower or PHI is lessee would exceed $200,000 in any period of twelve (12) consecutive months.

7.12        Sale of Accounts.  Neither the Borrower nor PHI shall sell, assign or exchange any of its Accounts or notes receivable with or without recourse.

7.13        Capital Expenditures.  The Borrower shall not purchase, on a consolidated basis, fixed or capital assets in an amount in excess of $150,000 during any calendar year commencing after December 31, 2001.

7.14        Debt Coverage Ratio.  The Borrower shall not permit its Debt Coverage Ratio based upon the most recent four fiscal quarters on a rolling basis to be less than 1.20 to 1.00 at December 31, 2002 or at the end of any fiscal quarter ending thereafter.  In addition, the Borrower shall not permit its Debt Coverage Ratio for each of the periods set forth in column (a) below to be less than the ratio set forth opposite such period in column (b) below:

(a) For the period from	(b) Ratio

January 1, 2002 through March 31, 2002	1.20 : 1.00
January 1, 2002 through June 30, 2002	1.20 : 1.00
January 1, 2002 through September 30, 2002	1.20 : 1.00

7.15        Ratio of Funded Indebtedness to EBITDA.  The Borrower shall not permit the ratio of its Funded Indebtedness (including, without limitation, borrowings pursuant to this Agreement) to EBITDA based upon the most recent four fiscal quarters on a rolling basis to be greater than 2.50 to 1.00 at March 31, 2002, June 30, 2002 or September 30, 2002 or 1.50 to 1.00 at December 31, 2002 or the end of any fiscal quarter ending thereafter.

7.16        Management Fees.  Except as otherwise permitted in this Section 7.16, the Borrower shall not pay any management fees to Capital Partners, any Corporate Guarantor, or their respective Affiliates; provided, however, that so long as no Event of Default has occurred and is continuing (or would occur as a result of such payment), the Borrower may pay management fees to SCC solely and strictly in accordance with the provisions of the Management Advisory Services Agreement, in an aggregate amount not to exceed in any Fiscal Year five percent (5%) of EBITDA for such Fiscal Year.

7.17        Dividends and Payments.  Neither the Borrower nor PHI shall declare or pay on, or make any distribution to the stockholders of the Borrower or PHI, in their capacity as such stockholders, or purchase, redeem or otherwise acquire for consideration any shares of capital stock of the Borrower or PHI of any class, except for distributions (“Tax Distributions”) required to be made by the Borrower or PHI pursuant to the provisions of the Tax Sharing Agreement; provided, however, that, (i) neither Borrower nor PHI shall make any such Tax Distributions during the Fiscal Year ending December 31, 2002 and (ii)  nothing contained in this Section 7.17 shall be construed to prevent any payments expressly permitted under Section 7.16 hereof.

7.18        Prohibition of Change in Fiscal Year.  Neither the Borrower, PHI nor any Subsidiary thereof shall change its Fiscal Year-end for accounting purposes from December 31 of any year.

7.19        Amendment to Other Documents.  The Borrower and PHI shall not cause or permit, directly or indirectly, any amendment, waiver, consent or modification of the Management Advisory Services Agreement or the Tax Sharing Agreement.

ARTICLE 8.  EVENTS OF DEFAULT

8.1          Event of Default.  Event of Default shall mean the occurrence of one or more of the following described events:

(a)           The Borrower shall default in the payment of any principal of the Notes when the same shall become due, either by the terms thereof or otherwise as herein provided;

(b)           The Borrower shall default in payment of any Commitment Fee or any interest on the Notes or of any other payment due the Lender under this Agreement when the same shall become due, either by the terms thereof or otherwise as herein provided and such default continues for a period of ten (10) days;

(c)           The Borrower or any Corporate Guarantor shall default (after the expiration of any applicable grace period) in the payment of any amount due to Lender pursuant to the terms of any promissory note or other instrument other than the Notes;

(d)           The Borrower or any Guarantor shall default (after the expiration of any applicable grace period) in the performance or observance of any covenant, condition or agreement contained in any Corporate Guaranty, any Individual Guaranty, the Borrower Security Agreement, any Guarantor Security Agreement, any Stock Pledge Agreement, any Investment Property Security Agreement, any Account Control Agreement or any other security agreement entered into by the Borrower or any Guarantor for the benefit of the Lender;

(e)           The Borrower or any Corporate Guarantor shall default in the payment of any Indebtedness in excess of $150,000 beyond any period of grace provided with respect thereto, or the Borrower or any Corporate Guarantor shall default in the performance of any agreement under which such Indebtedness payment obligation is created if the effect of such default is to cause or permit the holder or holders of such obligation (or a representative of such holder or holders) to cause, such payment obligation to become due prior to its date of maturity;

(f)            Any representation or warranty made by the Borrower or any Guarantor herein, in any other Loan Document or in any report, certificate or writing furnished in connection with or pursuant to this Agreement shall be false or incorrect in any material respect on the date as of which made;

(g)           The Borrower or any Corporate Guarantor shall default in the performance or observation of any covenant, condition or agreement in Sections 6.1, 6.13, 6.16, 6.17 or 6.18 or in Article 7 hereof;

(h)           The Borrower or any Corporate Guarantor shall default in the performance or observation of any covenant, condition or agreement made or required to be observed or performed by it under this Agreement (other than those referred to in Sections 8.1(a), 8.1(b) or 8.1(g) of this Agreement) and such default shall continue without cure for thirty (30) days after written notice thereof shall have been given to the Borrower by the Lender, or, in the case of Sections 6.2, 6.3, 6.4 and 6.5, such default shall continue without cure for ten (10) days (without any required notice thereof);

(i)            The Borrower or any Corporate Guarantor shall make an assignment for the benefit of creditors;

(j)            The Borrower or any Corporate Guarantor shall petition or apply to any tribunal for the appointment of a trustee or receiver of it, or of any substantial part of its assets, or commence any proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction whether now or hereafter in effect;

(k)           Any bankruptcy, insolvency, receivership or similar petition or application is filed, or any proceedings are commenced against the Borrower or any Corporate Guarantor and the Borrower or any Corporate Guarantor by any act indicates its approval thereof, consent thereto, or acquiescence therein, or any order is entered appointing a trustee or receiver, or adjudicating the Borrower or any Corporate Guarantor bankrupt or insolvent, or approving the petition in any such proceedings and such order remains unstayed or undischarged for more than sixty (60) days;

provided, however, that the Lender shall be under no obligation to make Loans hereunder during the period that such order is unstayed or undischarged;

(l)            Any order is entered in any proceedings against the Borrower or any Corporate Guarantor decreeing the dissolution of the Borrower or any Corporate Guarantor and such order remains unstayed or undischarged for more than sixty (60) days; provided, however, that the Lender shall be under no obligation to make Loans hereunder during the period that such order is unstayed or undischarged;

(m)          A final judgment or judgments for the payment of money in excess of an aggregate of $150,000 shall be rendered against the Borrower or any Corporate Guarantor and such judgment or judgments shall remain undischarged for a period of sixty (60) consecutive days during which the execution shall not be effectively stayed; or

(n)           (i) Any Reportable Event or a Prohibited Transaction shall occur with respect to any Plan; (ii) a notice of intent to terminate a Plan under section 4041 of ERISA shall be filed; (iii) a notice shall be received by the plan administrator of a Plan that the PBGC has instituted proceedings to terminate a Plan or appoint a trustee to administer a Plan; (iv) any other event or condition shall exist which might, in the opinion of the Lender, constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (v) the Borrower or any Corporate Guarantor or any ERISA Affiliate shall withdraw from a Multiemployer Plan; provided, however, that none of the foregoing shall constitute an Event of Default except under circumstances that the Lender determines could reasonably be expected to have a Material Adverse Effect.

8.2          Consequences of Event of Default.

(a)           If any Event of Default specified under Section 8.1, other than subsections (i) through (l) thereof, shall occur and be continuing the Lender shall be under no further obligation to make Loans hereunder and the Lender may, by written notice to the Borrower, declare the unpaid balance of all Commitment Fees and the principal and interest accrued on the Notes and all other obligations of the Borrower hereunder and under the other Loan Documents to be forthwith due and payable, and the same shall thereupon become immediately due and payable, without any other or further presentment, demand, protest, notice of default, notice of intent to accelerate or other notice of any kind, all of which are hereby expressly waived.

(b)           If an Event of Default specified under subsections (i) through (l), inclusive, of Section 8.1 shall occur, the Lender shall be under no further obligation to make Loans hereunder and the unpaid balance of all Commitment Fees and the principal and interest accrued on the Notes and all other obligations of the Borrower hereunder shall be immediately due and payable automatically without presentment, demand, protest, notice of default, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby expressly waived.

ARTICLE 9.  MISCELLANEOUS

9.1          Notices.  All notices, requests and demands to or upon the parties hereto to be effective shall be in writing or by telecopy or telex and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or when sent by certified or registered mail, postage prepaid, or, in the case of telecopy notice, when received, or in the case of telegraphic notice, when delivered to the telegraph company, or in the case of telex notice, when sent, answerback received, addressed as follows in the case of the Borrower, the Corporate Guarantors and the Lender or to such address or other address as may be hereafter notified by the parties hereto:

The Borrower or any Corporate	c/o Capital Partners, Inc.
Guarantor:	Three Pickwick Plaza
Suite 310
Greenwich, Connecticut 06930
Attention: Brian D. Fitzgerald
Facsimile: (203) 625-0423

with copies to:

Primrose School Franchising Company
199 South Erwin Street
Cartersville, Georgia 30120
Attention: Derek Fuller
Facsimile: (770) 606-0020

and

Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, NY 10178
Attention: Christopher T. Jensen, Esq.
(212) 309-6273

The Lender:	Bank One, N.A.
100 East Broad Street
Columbus, Ohio 43271-0171
Attention: Mark Slayman, Vice President

with a copy to:

Squire, Sanders & Dempsey L.L.P
1300 Huntington Center
41 South High Street
Columbus, Ohio 43215
Attention: Kim L. Swanson, Esq.
Facsimile: (614) 365-2499

9.2            Term of Agreement; Termination; Successors and Assigns.  This Agreement and all covenants, agreements, representations and warranties made herein and in the reports, certificates and other writings delivered pursuant hereto shall survive the execution and delivery of this Agreement, the making by the Lender of each Revolving Credit Loan and the Term Loan and the execution and delivery to the Lender of the Notes and shall continue in full force and effect until terminated.  The representations of the Borrower and the Corporate Guarantors herein are made as of the date of this Agreement.  This Agreement shall terminate at such time as the Revolving Credit Commitment is terminated in full and the Lender has received payment in full of all amounts owing to the Lender hereunder and under the Notes.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such parties; and all terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, whether so expressed or not; provided, however, that (i) neither the Borrower nor any Corporate Guarantor may assign or transfer (other than by operation of law) its rights or duties under this Agreement to any Person without the prior written consent of the Lender and (ii) the Lender may not assign, or participate, this Agreement or the Notes to a direct competitor of the Borrower.

9.3            No Implied Rights or Waivers.  No notice to or demand on the Borrower or any Corporate Guarantor in any case shall entitle the Borrower or any Corporate Guarantor to any other or further notice or demand in the same, similar and other circumstances.  Neither any failure nor any delay on the part of the Lender in exercising any right, power or privilege hereunder or under the Notes shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of the same or the exercise of any other right, power or privilege.

9.4            Applicable Law.  This Agreement, the Notes and the other Loan Documents shall be deemed to be contracts made under and shall be construed in accordance with and governed by the laws of the State.

9.5            Modifications, Amendments or Waivers.

(a)             The Lender, the Borrower and the Guarantors may from time to time enter into written agreements amending or changing any provision of this Agreement or the rights of the Lender or the Borrower and the Guarantors hereunder or give waivers or consents to a departure from the due performance of the obligations of the Borrower or the Guarantors hereunder or under the Loan Documents.

(b)             In the case of any such waiver or consent relating to any provision hereof, the parties shall be restored to their former positions and rights thereunder, and any Default or Event of Default so waived or consented to shall be deemed to be cured and not continuing; but no such waiver or consent shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

9.6            Counterparts.  This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto were upon the same instrument.

9.7            Headings.  The headings of the articles and sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

9.8            Expenses.  The Borrower and the Corporate Guarantors shall pay or cause to be paid and save the Lender harmless against liability for the payment of all reasonable out-of-pocket expenses, including counsel fees and disbursements incurred or paid by the Lender in connection with the negotiation, development, preparation and execution of this Agreement, the Notes, the other Loan Documents and the related transactions.  The Borrower and the Corporate Guarantors shall pay or cause to be paid and save the Lender harmless against liability for the payment of all reasonable out-of-pocket expenses, including counsel fees and disbursements incurred or paid by the Lender in connection with (i) any requested amendments, waivers or consents pursuant to the provisions hereof and thereof; and (ii) the enforcement of this Agreement, the Notes and the other Loan Documents including such expenses as may be incurred by the Lender in collection of the Notes and all obligations of the Borrower and the Corporate Guarantors hereunder.

9.9            Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

9.10          Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

9.11          Waiver of Jury Trial; Consent to Venue.  The Lender, the Borrower and the Corporate Guarantors, after having had the opportunity to consult with counsel, knowingly, voluntarily, irrevocably, unconditionally and intentionally waive any right to a trial by jury in any litigation based upon or arising out of this Agreement or any related instrument or agreement, or any of the transactions contemplated by this Agreement, or any course of conduct, dealing, statements (whether oral or written) or actions of the Borrower, the Corporate Guarantors or the Lender.  The Borrower and the Corporate Guarantors shall not seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived.  In the event of a dispute under this Agreement, the Borrower and the Corporate Guarantors hereby, jointly and severally, agree that jurisdiction and venue lies in a court of competent jurisdiction in Franklin County, Ohio.  These provisions shall not be deemed to have been modified in any respect or relinquished by the Lender except by a written instrument executed by it.  This provision is a material inducement to the Lender to enter into the transactions described in this Agreement.

9.12          Entire Agreement.  This Agreement and the Exhibits hereto reflect the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements or understandings with respect thereto in their entirety.

9.13          Certificates, Etc.  All certificates, reports and other writings submitted by the Borrower or the Corporate Guarantors to the Lender hereunder shall constitute the representations and warranties of the Borrower or the Corporate Guarantor to the Lender as to the truth and accuracy of all facts, calculations and other information set forth therein, as though fully set forth and repeated in this Agreement.

ARTICLE 10.  DEFINITIONS

The terms set forth and defined in Exhibit J hereto shall, for the purposes of this Agreement, have the meanings assigned to such terms as set forth in Exhibit J.

[This Space Intentionally Left Blank]

IN WITNESS WHEREOF, the Borrower, the Corporate Guarantors and the Lender have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

LENDER		CORPORATE GUARANTORS:

BANK ONE, N.A., a national		PRIMROSE HOLDINGS, INC.,
banking corporation		a Delaware corporation

By:	/s/ Mark Slayman	By:	/s/ Robert J. Bossart
	Mark Slayman, Vice President	Name:	Robert J. Bossart
		Title:	Authorized Signatory

SECURITY CAPITAL CORPORATION,
a Delaware corporation

		By:	/s/ Robert J. Bossart
		Name:	Robert J. Bossart
		Title:	Authorized Signatory

BORROWER:

PRIMROSE SCHOOL FRANCHISING COMPANY,
a Georgia corporation

By:	/s/ Robert J. Bossart
Name:	Robert J. Bossart
Title:	Authorized Signatory

REVOLVING CREDIT NOTE

Columbus, Ohio
$1,000,000	April 5, 2002

On or before September 30, 2003, for value received, the undersigned (the “Borrower”) hereby promises to pay to the order of Bank One, N.A., a national banking association with its principal offices located in Columbus, Ohio (the “Lender”), or its assigns, the principal amount of One Million Dollars ($1,000,000) or, if such principal is less, the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower pursuant to the Agreement (as referred to and defined in Section 1 hereof), together with interest on the unpaid principal balance of all Revolving Credit Loans made hereunder until paid in full at a fluctuating rate of interest and payable on the dates as determined in accordance with Article 1 of the Agreement.  Both principal and interest are payable in federal funds or other immediately available money of the United States of America at Bank One, N.A., 100 East Broad Street, Columbus, Ohio 43271-0171.

Section 1.              Loan Agreement.  This Revolving Credit Note is the Revolving Credit Note referred to in the Loan Agreement, dated as of April 5, 2002, by and among the Borrower, Primrose Holdings, Inc., a Delaware corporation and the sole stockholder of the Borrower (“PHI”), Security Capital Corporation, a Delaware corporation and the controlling stockholder of PHI, and the Lender, as the same may be amended, modified or supplemented from time to time (the “Agreement”), which Agreement is incorporated herein by reference.  All capitalized terms used herein shall have the same meanings as are assigned to such terms in the Agreement.  This Revolving Credit Note is entitled to the benefits of and is subject to the terms, conditions and provisions of the Agreement.  The Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, and also for repayments and reborrowings on account of the principal hereof prior to maturity upon the terms, conditions and provisions specified therein.

Section 2.              Endorsements.  All Revolving Credit Loans made by the Lender to the Borrower pursuant to the Agreement and all payments made on account of principal hereof shall be recorded by the Lender; provided, however, that the failure of the Lender or any holder to record as provided herein shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Agreement.

Section 3.              Setoff.  Any and all moneys now or at any time hereafter owing to the Borrower from the holder hereof are hereby pledged for the security of this and all other Indebtedness from the Borrower to the holder hereof, and may, upon the occurrence and during the continuance of any Event of Default, be paid and applied thereon whether such Indebtedness be then due or is to become due.

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Section 4.              Confession of Judgment.  The undersigned hereby irrevocably authorizes an attorney-at-law to appear for the undersigned in an action on this Revolving Credit Note at any time after the same becomes due, whether by acceleration or otherwise, in any court of record in or of the State of Ohio, and to waive the issuing and service of process against the undersigned and to confess judgment in favor of the holder of this Revolving Credit Note against the undersigned for the amount that may be due, with interest at the rate herein mentioned and cost of suit, and to waive and release all errors in such proceedings and judgment, and all petitions in error and rights of appeal from the judgment rendered.  The foregoing warrant of attorney shall survive any judgment, and, if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned.

WARNING – BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL.  IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

PRIMROSE SCHOOL FRANCHISING COMPANY,
a Georgia corporation

By:	/s/ Robert J. Bossart
Name:	Robert J. Bossart
Title	Authorized Signatory

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TRANCHE A TERM NOTE

Columbus, Ohio
$4,000,000	April 5, 2002

For value received, the undersigned (the “Borrower”) hereby promises to pay to the order of Bank One, N.A., a national banking association (the “Lender”), or its assigns, the principal amount of Four Million Dollars ($4,000,000), together with interest on the unpaid principal balance hereunder at the fluctuating rate of interest provided for in Article 2 of the Agreement (as referred to and defined in Section 1 hereof).  Interest on the unpaid principal balance shall be calculated pursuant to the fluctuating rate of interest provided for in Article 2 of the Agreement and shall be paid on the dates as determined in accordance with the provisions of Article 2 of the Agreement.  Principal shall be paid on September 30, 2003 in one lump sum payment in the amount of the unpaid principal balance and accrued, unpaid interest thereon in accordance with the provisions of Article 2 of the Agreement.  Both principal and interest are payable in federal funds or other immediately available money of the United States of America at Bank One, N.A., 100 East Broad Street, Columbus, Ohio 43217-0171.

Section 1.              Loan Agreement.  This Tranche A Term Note is the Tranche A Term Note referred to in the Loan Agreement dated as of April 5, 2002, among the Borrower, Primrose Holdings, Inc., a Delaware corporation and the sole stockholder of the Borrower (“PHI”), Security Capital Corporation, a Delaware corporation and the controlling stockholder of PHI, and the Lender, as the same may be amended, modified or supplemented from time to time (the “Agreement”), which Agreement is incorporated herein by reference.  All capitalized terms used herein shall have the same meanings as are assigned to such terms in the Agreement.  This Tranche A Term Note is entitled to the benefits of and is subject to the terms, conditions and provisions of the Agreement.  The Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, and also for prepayments of principal prior to maturity hereof upon the terms, conditions and provisions specified therein.

Section 2.              Endorsements.  All payments made on account of principal hereof shall be recorded by the Lender; provided, however, that the failure of the Lender or any holder to make such notation shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Agreement.

Section 3.              Setoff.  Any and all moneys now or at any time hereafter owing to the Borrower from the holder hereof are hereby pledged for the security of this and all other Indebtedness from the Borrower to the holder hereof, and may, upon the occurrence and during the continuance of any Event of Default, be paid and applied thereon whether such Indebtedness be then due or to become due.

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Section 4.              Confession of Judgment.  The undersigned hereby irrevocably authorizes an attorney-at-law to appear for the undersigned in an action on this Tranche A Term Note at any time after the same becomes due, whether by acceleration or otherwise, in any court of record in or of the State of Ohio, and to waive the issuing and service of process against the undersigned and to confess judgment in favor of the holder of this Tranche A Term Note against the undersigned for the amount that may be due, with interest at the rate herein mentioned and cost of suit, and to waive and release all errors in such proceedings and judgment, and all petitions in error and rights of appeal from the judgment rendered.  The foregoing warrant of attorney shall survive any judgment, and, if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned.

WARNING – BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL.  IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

PRIMROSE SCHOOL FRANCHISING COMPANY,
a Georgia corporation

By:	/s/ Robert J. Bossart
Name:	Robert J. Bossart
Title	Authorized Signatory

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TRANCHE B TERM NOTE

Columbus, Ohio
$3,200,000	April 5, 2002

For value received, the undersigned (the “Borrower”) hereby promises to pay to the order of Bank One, N.A., a national banking association (the “Lender”), or its assigns, the principal amount of Three Million Two Hundred Thousand Dollars ($3,200,000), together with interest on the unpaid principal balance hereunder at the fluctuating rate of interest provided for in Article 2 of the Agreement (as referred to and defined in Section 1 hereof).  Interest on the unpaid principal balance shall be calculated pursuant to the fluctuating rate of interest provided for in Article 2 of the Agreement and shall be paid on the dates as determined in accordance with the provisions of Article 2 of the Agreement.  Principal shall be paid in five (5) consecutive quarterly installments in the amounts set forth in Section 2.2(d) of the Agreement, the first of such installments to be due and payable on July 15, 2002 and thereafter to be due and payable on each Interest Payment Date to and including July 15, 2003. One final payment in the amount of the unpaid principal balance and accrued, unpaid interest thereon shall be due and payable on September 30, 2003 in accordance with the provisions of Article 2 of the Agreement.  Both principal and interest are payable in federal funds or other immediately available money of the United States of America at Bank One, N.A., 100 East Broad Street, Columbus, Ohio 43217-0171.

Section 1.              Loan Agreement.  This Tranche B Term Note is the Tranche B Term Note referred to in the Loan Agreement dated as of April 5, 2002, among the Borrower, Primrose Holdings, Inc., a Delaware corporation and the sole stockholder of the Borrower (“PHI”), Security Capital Corporation, a Delaware corporation and the controlling stockholder of PHI, and the Lender, as the same may be amended, modified or supplemented from time to time (the “Agreement”), which Agreement is incorporated herein by reference.  All capitalized terms used herein shall have the same meanings as are assigned to such terms in the Agreement.  This Tranche B Term Note is entitled to the benefits of and is subject to the terms, conditions and provisions of the Agreement.  The Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, and also for prepayments of principal prior to maturity hereof upon the terms, conditions and provisions specified therein.

Section 2.              Endorsements.  All payments made on account of principal hereof shall be recorded by the Lender; provided, however, that the failure of the Lender or any holder to make such notation shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Agreement.

Section 3.              Setoff.  Any and all moneys now or at any time hereafter owing to the Borrower from the holder hereof are hereby pledged for the security of this and all other Indebtedness from the Borrower to the holder hereof, and may, upon the occurrence and during the continuance of any Event of Default, be paid and applied thereon whether such Indebtedness be then due or to become due.

Section 4.              Confession of Judgment.  The undersigned hereby irrevocably authorizes an attorney-at-law to appear for the undersigned in an action on this Tranche B Term Note at any time after the same becomes due, whether by acceleration or otherwise, in any court of record in or

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of the State of Ohio, and to waive the issuing and service of process against the undersigned and to confess judgment in favor of the holder of this Tranche B Term Note against the undersigned for the amount that may be due, with interest at the rate herein mentioned and cost of suit, and to waive and release all errors in such proceedings and judgment, and all petitions in error and rights of appeal from the judgment rendered.  The foregoing warrant of attorney shall survive any judgment, and, if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned.

WARNING – BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL.  IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

PRIMROSE SCHOOL FRANCHISING COMPANY,
a Georgia corporation

By:	/s/ Robert J. Bossart
Name:	Robert J. Bossart
Title	Authorized Signatory

B-2-2

EXHIBIT C

BORROWER SECURITY AGREEMENT

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EXHIBIT D

CORPORATE GUARANTOR SECURITY AGREEMENT

D-1

EXHIBIT E

STOCK PLEDGE AGREEMENT

E-1

EXHIBIT F

UNCONDITIONAL CORPORATE GUARANTY AGREEMENT

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EXHIBIT G

INDIVIDUAL GUARANTY

G-1

EXHIBIT H-1

ACCOUNT CONTROL AGREEMENT

H-1-1

EXHIBIT H-2

INVESTMENT PROPERTY SECURITY AGREEMENT

H-2-1

EXHIBIT I

[Opinion of Counsel to the Borrower and the Guarantors]

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EXHIBIT J

DEFINITIONS

“Account Control Agreement” is defined in Section 3.4(f).

“Adjusted Eurodollar Rate” shall mean the rate per annum equal to the following:

Eurodollar Rate

1 – Eurocurrency Liabilities

as adjusted to the next higher 1/16 of one percent.

“Adjusted Eurodollar Term Rate” is defined in Section 2.2(c).

“Affiliate” of a Person shall mean any other Person directly or indirectly controlling, under common control with, or controlled by such Person.  An Affiliate of the Borrower or any Corporate Guarantor shall include, without limitation, Capital Partners, the Individual Guarantor and any officer, director or stockholder (except stockholders who own 5% or less of all shares of capital stock outstanding of PHI) of the Borrower or any Corporate Guarantor.  For purposes of the definition of Affiliate, “control” when used with respect to any specific Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings relative to the foregoing.

“Agreement” is defined in the preamble.

“Applicable Margin” shall be determined as provided in Section 1.3(d).

“Balance Sheet” is defined in Section 5.8.

“Borrower Security Agreement” is defined in Section 3.4(a).

“Borrowing Date” is defined in Section 1.1.

“Business Day” shall mean any day other than Saturdays, Sundays and other legal holidays or days on which the principal office of the Lender is closed.

“Business Year” shall mean a year of 360 days.

“Capital Partners” shall mean Capital Partners, Inc., a Connecticut corporation and an Affiliate of the Borrower and the Corporate Guarantors.

“CIBC” shall mean Canadian Imperial Bank of Commerce.

“CIBC Loan” means that certain revolving credit and term loan facility in the aggregate principal amount of $15,650,000 made by CIBC to the Borrower pursuant to that certain loan agreement dated April 6, 1999 between CIBC and the Borrower.

“Closing Date” shall mean the date of the Loan Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Commitment Fee” is defined in Section 3.1.

“Corporate Guarantors” is defined in the preamble.

“Corporate Guaranty” is defined in Section 3.4(b).

“Debt Coverage Ratio” shall mean the ratio of (i) the sum of the Borrower’s consolidated EBITDA for the applicable fiscal period minus (without duplication) cash payments made by the Borrower in such period of income taxes (if any) and Tax Distributions, plus/minus increases (decreases) in deferred taxes divided by (ii) the Borrower’s consolidated Total Debt Service for such period.

“Default” shall mean the occurrence of an event which with the giving of notice, passage of time, or both would become an Event of Default.

“Default Rate” “ is defined in Section 3.5.

“DeMinimus Public Investments” shall mean investments in publicly traded companies in the aggregate amount (at original cost) not in excess of $1,000.

“EBITA” shall mean the Borrower’s consolidated income from operations (plus, to the extent not included in operating income, interest income) before (i) interest expense (adjusted for interest rate swaps and including, without limitation, the interest component of capitalized leases), (ii) income taxes and Tax Distributions, (iii) amortization, (iv) management fees payable to Capital Partners pursuant to the Management Advisory Services Agreement, (v) gains (and losses) from the sale or disposition of assets outside the ordinary course of business and extraordinary items, (vi) income (and losses) of any Person (other than wholly-owned Subsidiaries of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest unless received by the Borrower or one of its Subsidiaries in a cash distribution, and (vii) income (and losses) of any Person prior to the date it became a Subsidiary of the Borrower or was merged into or consolidated with the Borrower or any of its Subsidiaries.

“EBITDA” shall mean, for any period, the Borrower’s EBITA plus (in all cases, including without limitation Section 7.16) depreciation expense of the Borrower and each of its Subsidiaries determined on a consolidated basis in accordance with GAAP consistently applied.

“Effective Date” is defined in Section 2.2(c).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” shall mean each trade or business, including the Borrower and any Corporate Guarantor, whether or not incorporated, which together with the Borrower and/or any Corporate Guarantor would be treated as a single employer under Section 4001 of ERISA.

“Eurocurrency Liabilities” means the aggregate of the rates (expressed as a decimal fraction) of reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto), as now and from time to time hereafter in effect, dealing with reserve requirements prescribed for eurocurrency funding maintained by a member of such System.

“Eurodollar Banking Days” shall mean days which are both Business Days and London Banking Days.

“Eurodollar Rate” shall mean with respect to each Interest Period (as hereinafter defined), the offered rate for U.S. Dollar deposits of not less than $1,000,000 as of 11:00 a.m. City of London, England time on the London Banking Day preceding the date of such Eurodollar Rate Loan as shown on the display designated as “British Bankers Assoc. Interest Settlement Rates” on the Telerate System (“Telerate”), Page 3750 or Page 3740 or such other page or pages as may replace such pages on Telerate for the purpose of displaying such rate; provided, however, that if such rate is not available on Telerate, then such offered rate shall be otherwise independently determined by the Lender from an alternate substantially similar methodology as that theretofore used to determine such offered rate in Telerate.

“Eurodollar Rate Loan(s)” is defined in Section 1.1.

“Eurodollar Rate Portion” is defined in Section 2.2(c).

“Event of Default” is defined in Section 8.1.

“Facility Fee” is defined in Section 3.1.

“Fiscal Year” shall mean the Fiscal Year of the Borrower, the Corporate Guarantors and each of their respective Subsidiaries as established from time to time in accordance with the provisions of this Agreement.

“Funded Indebtedness” shall mean, without duplication, the sum of (i) the consolidated Indebtedness of the Borrower minus (ii) the consolidated total trade liabilities and accrued expenses of the Borrower.

“GAAP” means generally accepted accounting principles consistently applied.

“Guarantor” means the Individual Guarantor or a Corporate Guarantor.

“Guarantor Security Agreement” is defined in Section 3.4(c).

“Indebtedness” as applied to any Person, shall mean all obligations of that Person which are included in clauses (i), (ii), (iii) and (iv) of the definition of Liabilities below, irrespective of whether or not any such obligations also would be included within any other clause of such definition, but including, however, (a) obligations properly treated as capital lease obligations or their equivalent under GAAP, (b) any obligation of such Person or an ERISA Affiliate to a Multiemployer Plan and (c) any indebtedness secured by a lien on a Person’s assets.

“Individual Guarantor” means Brian D. Fitzgerald, an individual guarantor.

“Individual Guaranty” is defined in Section 3.4(e).

“Interest Payment Date” is defined in Section 1.3(b).

“Interest Period”, with respect to any Eurodollar Rate Loan or Eurodollar Rate Portion of the Term Loan, means the period commencing on, as the case may be, the Borrowing Date or conversion date with respect to a Eurodollar Rate Loan or the Effective Date with respect to a Eurodollar Rate Portion, and ending 30, 60 or 90 days thereafter as selected by the Borrower in its notice of Borrowing as provided in Section 1.1 or Section 2.2, as applicable; and

The foregoing provisions relating to Interest Periods are subject to the following:

(a)           any Interest Period with respect to a Eurodollar Rate Loan or a Eurodollar Rate Portion that shall commence on the last London Banking Day of the calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last London Banking Day of the appropriate subsequent calendar month;

(ii)           each Interest Period that would otherwise end on a day which is not a London Banking Day shall end on the next succeeding London Banking Day, or, if such next succeeding London Banking Day falls in the next succeeding calendar month, on the next preceding London Banking Day; and

(iii)          no Interest Period on a Eurodollar Rate Loan or a Eurodollar Rate Portion may end after the respective maturity date of the Revolving Credit Note or the Term Notes, as the case may be.

“Investment Property Security Agreement” is defined in Section 3.4(f).

“Lender” is defined in the preamble.

“Liabilities” as applied to any Person shall mean:  (i) all obligations of that Person to repay or pay money borrowed from another Person or the deferred portion of the purchase price of services or property (other than inventory purchased in the ordinary course of business unless evidenced by a note payable); (ii) all obligations of that Person under banker’s acceptances and all obligations of that Person for the principal component of capitalized leases; (iii) all obligations of that Person under letters of credit; (iv) obligations of others which that Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which that Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable; (v) all obligations evidenced or secured by any mortgage, pledge, lien or conditional sale or other title retention agreement to which any property or asset owned or held by that Person is subject, whether or not the obligation evidenced or secured thereby shall have been assumed; and (vi) all other items (except items of capital stock, capital surplus, general contingency reserves, deferred income taxes, retained earnings and amounts attributable to minority interest, if any) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of that Person as of the date Liabilities is to be determined; excluding, however, from the foregoing, obligations of that Person properly treated as capital lease obligations or their equivalent under GAAP.

“Loan Documents” shall mean collectively this Agreement, the Notes, the Borrower Security Agreement, the Guarantor Security Agreement, the Corporate Guaranties, the Individual Guaranty, the Stock Pledge Agreements, the Account Control Agreements, the Investment Property Security Agreement, the UCC financing statements executed by the Borrower and the Guarantors in favor of the Lender and all of the other agreements, documents and instruments evidencing or securing the Loans.

“Loans” shall mean collectively the Revolving Credit Loans and the Term Loan.

“London Banking Days” shall mean days on which transactions are carried out in the London Interbank Market.

“Management Advisory Services Agreement” shall mean the Amended and Restated Management Advisory Services Agreement dated as of April 5, 2002, by and among the Borrower, the Corporate Guarantors and Capital Partners, pursuant to which the Borrower has agreed to pay to SCC certain management advisory services fees.

“Material Adverse Effect” shall mean (i) a materially adverse effect on the business or financial position, results of operations or prospects of the Borrower or any Corporate Guarantor, as applicable, and its respective Subsidiaries considered as a whole, (ii) material impairment of the ability of the Borrower or any Corporate Guarantor, as applicable, or its respective Subsidiaries to perform, in any material respect, any of its obligations under this Agreement or the other Loan Documents to which it is or will be a party, or (iii) material impairment of the rights of or benefits available to the Lender under this Agreement.

“Multiemployer Plan” shall mean a Plan described in Section 4001(a)(3) of ERISA to which the Borrower, any Corporate Guarantor or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Notes” is defined in Section 3.2

“PBGC” shall mean the Pension Benefit Guarantee Corporation established pursuant to Subtitle A of Title IV of ERISA.

“Permitted Liens” is defined in Section 7.2.

“Person” shall mean a corporation, an association, a partnership, a limited liability company, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

“PHI” is defined in the preamble.

“Plan” shall mean any plan (other than a Multiemployer Plan) subject to Title IV of ERISA maintained for employees of the Borrower, any Corporate Guarantor or any ERISA Affiliate, and any such plan no longer maintained by the Borrower, any Corporate Guarantor or any of its ERISA Affiliates to which the Borrower, any Corporate Guarantor or any of their ERISA Affiliates has made or was required to make any contributions within any of the preceding five years.

“Prime Rate” shall mean on any day the per annum rate published or announced by the Lender from time to time as its prime rate, which may not be the Lender’s lowest rate.

“Reportable Event” shall mean any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, a withdrawal from a Plan described in Section 4063 of ERISA, a cessation of operations described in Section 4068(f) of ERISA, an amendment to a Plan necessitating the posting of security under Section 401(a)(29) of the Code, or a failure to make a payment required by Section 412(m) of the Code and Section 302(e) of ERISA when due.

“Revolving Credit Commitment” is defined in Section 1.1.

“Revolving Credit Loan” is defined in Section 1.1.

“Revolving Credit Note” is defined in Section 1.2.

“Revolving Line of Credit” is defined in the recitals hereto.

“SCC” is defined in the preamble.

“State” shall mean the State of Ohio.

“Stock Pledge Agreement” is defined in Section 3.4(d).

“Subordinated Indebtedness” shall mean all Indebtedness of the Borrower which is subordinated to all Indebtedness now or hereafter owed by the Borrower to the Lender on specific terms and conditions satisfactory to, and approved in writing by, the Lender.

“Subsidiary” of a corporation or a limited liability company shall mean any corporation or limited liability company of which more than 50% of the outstanding equity securities having ordinary voting power to elect a majority of the board of directors or managers, as applicable, of such corporation or limited liability company is directly or indirectly owned by such corporation or limited liability company or by such corporation or limited liability company and any of its Subsidiaries taken together.

“Tax Distributions” is defined in Section 7.17.

“Tax Sharing Agreement” means that certain Consolidated Income Tax Sharing Agreement dated May 17, 1996 among SCC, P.D. Holdings, Inc., a Delaware corporation, Possible Dreams, Ltd., a Delaware corporation, and the other Affiliates thereof that have joined as parties thereto, including without limitation, PHI, The Jewel I, Inc. d/b/a Primrose Country Day School, the Borrower and Metrocorp Properties, Inc., all of which joined as parties to such agreement pursuant to a certain Tax Sharing Joinder Agreement dated as of April 6, 1999.

“Term Loan” is defined in the recitals hereto.

“Term Notes” is defined in Section 2.2.

“Total Debt Service” means all principal payments, interest payments (after taking into account hedging arrangements and including, without limitation, the interest component of capitalized leases), letter of credit fees and reimbursements, and capital lease payments (all without duplication) due and payable during the relevant fiscal period for which such calculation is being made.

“Tranche A Term Loan” is defined in Section 2.1.

“Tranche B Term Loan” is defined in Section 2.1.

“Tranche A Term Note” is defined in Section 2.2.

“Tranche B Term Note” is defined in Section 2.2.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as adopted in the State, as amended from time to time.

“Unused Commitment” is defined in Section 3.1.

“Variable Rate Loan(s)” is defined in Section 1.1.

“Variable Rate Portion” is defined in Section 2.2(b).

“Variable Term Rate” is defined in Section 2.2(b).